UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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APOLLO EDUCATION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF FISCAL YEAR 2016 ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS

	Class B Shareholders	Class A Shareholders

Time and Date	11:00 a.m., local time, on February 14, 2017	1:00 p.m., local time, on February 15, 2017

Place	Telephonic	Room 101 on the first floor of Apollo Education Group, Inc.’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040

Items of Business
•  To elect the Directors of Apollo Education Group, Inc. to serve for a one-year term, each until his or her successor is duly elected.
•  To ratify the appointment of Deloitte & Touche LLP as Apollo’s independent registered public accounting firm for the fiscal year ending August 31, 2017.
• To receive the results of the fiscal year 2016 Annual Meeting of the Class B Shareholders. • To raise questions with the Company.

Record Date	December 15, 2016	December 15, 2016

Voting
Only Class B Shareholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the fiscal year 2016 Annual Meeting of Class B Shareholders or any adjournment or postponement thereof.

Class A Common Stock is not voting stock. Only Class A Shareholders of record at the close of business on the Record Date are invited to attend the fiscal year 2016 Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

/s/ Gregory J. Iverson

Gregory J. Iverson
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

Phoenix, Arizona
December 22, 2016

We are not asking you for a proxy and you are requested not to send us a proxy.

In this Information Statement, we refer to Apollo Education Group, Inc. as “the Company,” “Apollo Education Group,” “Apollo,” “we,” “us” or “our.”
NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS
We are furnishing Information Statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials (“Notice”) by mail, you will not receive a printed copy of the Information Statement materials unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you as to how you may access and review the Information Statement materials. We anticipate that the Notice will be mailed to shareholders on or about December 22, 2016.
In some cases, there are multiple shareholders of record at a single address. The Company is sending a single Notice to that address unless the Company received instructions to the contrary. This practice, known as “householding,” is designed to reduce printing and postage costs. If you wish to receive separate copies of the Notice now or in the future, or to discontinue householding entirely, you may call the Company at 800-990-APOL, contact it through its website, http://www.apollo.edu/investor-relations, or provide written instructions to 4025 S. Riverpoint Parkway, Phoenix, Arizona 85040.
If you receive multiple copies of the Notice, you also may contact the Company by one of the methods above to request householding. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.
INCORPORATION BY REFERENCE
To the extent that this Information Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Information Statement titled “Board Compensation Committee Report on Executive Compensation” and “Board Audit Committee Report on Audit Related Matters” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

INFORMATION STATEMENT
FOR
FISCAL YEAR 2016 ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS

INTRODUCTORY NOTE REGARDING PENDING MERGER
On February 7, 2016, we entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with AP VIII Queso Holdings, L.P. (“Queso”), an affiliate of Apollo Management VIII, L.P., which is a fund managed by an affiliate of Apollo Global Management, LLC, none of which is, or has ever been, affiliated with us. At the effective time of the merger, which, subject to the satisfaction of the closing conditions, is anticipated to be on or before February 1, 2017, the date on which the contract becomes terminable by either party, each share of our issued and outstanding Class A and Class B common stock will be converted pursuant to the terms of the Merger Agreement into the right to receive $10.00 per share in cash. On May 6, 2016, the Merger Agreement was approved by the holders of our outstanding Class A and Class B common stock, each voting separately as a class. Consummation of the merger is subject to various regulatory and customary approvals, and operating and other conditions. For additional information on the Merger Agreement and the pending merger, see the following filings we have made with the Securities and Exchange Commission:

•	Annual Report on Form 10-K filed October 20, 2016;

•	Current Report on Form 8-K filed December 8, 2016; and

•	Current Report on Form 8-K filed December 21, 2016.

Apollo Education Group, Inc. | 2016 Information Statement | 1

QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT AND ANNUAL MEETINGS
Why am I receiving these materials?
Our Board of Directors is providing this Information Statement to you in connection with Apollo’s fiscal year 2016 Annual Meetings of Class A and Class B Shareholders (collectively, the “Annual Meetings”) to be held as follows:

	Class B Shareholders	Class A Shareholders

Time and Date	11:00 a.m., local time, on February 14, 2017	1:00 p.m., local time, on February 15, 2017

Place	Telephonic	Room 101 on the first floor of Apollo Education Group, Inc.’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040
As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares.
The purposes of the Annual Meetings are set forth in the accompanying Notice of Fiscal Year 2016 Annual Meetings of Class A and Class B Shareholders and this Information Statement.
Am I entitled to vote at the Annual Meeting?
You are entitled to vote if our records indicate that you owned shares of the Company’s Class B Common Stock as of December 15, 2016 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had 109,364,465 shares and 475,149 shares of Class A and Class B Common Stock issued and outstanding, respectively, and no shares of Preferred Stock outstanding.
Is this a Proxy Statement?
No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Apollo Education Group, Inc. | 2016 Information Statement | 2

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors and Executive Officers
The names of our directors and executive officers and their ages, positions and business experience as of December 15, 2016 are as follows:
Directors

Peter V. Sperling, 57, Chairman of the Board
Chairman of the Board since December 31, 2012
Director since June 2008
Co-trustee of the Apollo Class B Voting Stock Trust No. 1
Son of the late Dr. John G. Sperling
Board Committee(s) Membership:
• None
Other Current Role(s):
• Chairman of the Board of Directors, Ecliptic Enterprises Corporation
• Director, Moral Compass Corporation
• Vice President & Director, John Sperling Foundation

Relevant Prior Experience:
Apollo Education Group, Inc.
• Vice Chairman of the Board from June 2008 to December 2012
• Various other roles since 1983, including Senior Vice President, Vice President of Administration, Secretary & Treasurer, Director of Operations and Director of Management Information Services
Education and Other Professional Qualifications:
• Master of Business Administration from University of Phoenix
• Bachelor of Arts from the University of California, Santa Barbara

Mr. Sperling has been with Apollo Education Group since 1983 and brings to the Board his wide-ranging knowledge of Apollo Education Group.

Terri C. Bishop, 63, Vice Chair of the Board
Vice Chair of the Board since December 31, 2012
Director since March 2009
Co-trustee of the Apollo Class B Voting Stock Trust No. 1
Board Committee(s) Membership:
• None
Other Current Role(s):
• Chair of the Board of Directors, John Sperling Foundation
• President & Director, Moral Compass Corporation
• Member of the Advisory Board, Road Trip Nation

Relevant Prior Experience:
Apollo Education Group, Inc.
• Founding director of University of Phoenix Online
• Executive Vice President, Integrated Academic Strategies & Senior Advisor to the Chief Executive Officers from November 2010 to December 2012
• Various roles since 1982 in the areas of external affairs, communications, start-up/development, institutional licensure and accreditation, curriculum development, institutional research and online learning
Other
• Executive Vice President, Convene International, from 1998 to 1999
• Commissioner, California Student Aid Commission, 2012
• Founding Director, Latino Policy Coalition
Education and Other Professional Qualifications:
• Master in Human Relations & Organizational Management from University of Phoenix
• Bachelor’s Degree in Business from University of Phoenix

Ms. Bishop has served in many capacities with Apollo Education Group since 1982, and her deep knowledge of and diverse experience at Apollo Education Group bring valuable institutional expertise to the Board.

Apollo Education Group, Inc. | 2016 Information Statement | 3

Gregory W. Cappelli, 49, Director and Chief Executive Officer
Director since June 2007
Chief Executive Officer since August 2012
Board Committee(s) Membership:
• None
Other Current Role(s):
• Member of the National Board of Governors, Boys and Girls Club of America
• Trustee, Dominican University
• Member of the Committee for Economic Development

Relevant Prior Experience:
Apollo Education Group, Inc.
• Co-Chief Executive Officer from April 2009 to August 2012
• Chairman of Apollo Global, Inc. (“Apollo Global”) since its inception in October 2007
• Executive Vice President of Global Strategy & Assistant to the Executive Chairman from April 2007 to April 2009
Other
• Managing Director & Senior Research Analyst, Credit Suisse
• Founded the Credit Suisse Global Services team
• Vice President & Senior Research Analyst, ABN AMRO
Education and Other Professional Qualifications:
• Master of Business Administration from the Brennan School of Business at Dominican University
• Bachelor of Arts in Economics from Indiana University

Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Education Group, as well as his extensive knowledge of the proprietary education sector.

Dr. Dana H. Born, 56, Director
Director since March 2014
Board Committee(s) Membership:
• Independent Director
• Audit Committee
• Compensation Committee
Other Current Role(s):
• Lecturer, public policy, Center for Public Leadership at Harvard University’s John F. Kennedy School of Government since 2013
• Senior Consultant, Authentic Leadership Institute since 2013
• Member, International Women’s Forum (Massachusetts)
• Trustee, United States Air Force Academy’s Falcon Foundation
• Member, Review Corps, Higher Learning Commission

Relevant Prior Experience:
United States Air Force
• Served two terms as Dean of Faculty at the United States Air Force Academy
• Chair of the Behavioral Sciences and Leadership Department at the United States Air Force Academy
• Various roles from 1994 to 2011, including Squadron Commander; Deputy Chief of the Personnel Issues Team (DC/S Personnel); Speechwriter, Policy Analyst & Aide to the Secretary of the Air Force; and Assistant Director for recruiting research and analysis for the Assistant Secretary of Defense (Force Management Policy)
Other
• Recipient of the Air Force Distinguished Service Medal, Legion of Merit, Secretary of the Air Force’s Eugene M. Zuckert Management Award and Air Force Association's Hoyt S. Vandenberg Award for Aerospace Education
Education and Other Professional Qualifications:
• Ph.D. in Industrial and Organizational Psychology from Penn State University
• Master of Science in Experimental Psychology from Trinity University
• Master of Arts in Research Psychology from the University of Melbourne
• Graduate with distinction of the United States Air Force Academy

Dr. Born’s experience provides the Board with senior leadership, management, operations and higher education expertise.

Apollo Education Group, Inc. | 2016 Information Statement | 4

Matthew Carter, Jr., 56, Director
Director since December 2012
Board Committee(s) Membership:
• Independent Director
• Audit Committee
• Finance Committee
Other Current Role(s):
• Director, USG Corporation
• President, Chief Executive Officer and Director of Inteliquent, Inc.

Relevant Prior Experience:
Sprint Corporation
• President, Enterprise Solutions business unit, from 2010 to 2014
• President, Boost Mobile, from 2008 to 2010
Other
• Various senior marketing roles at PNC Financial Services Group, Inc., Leap Wireless International, Inc., Royal Bank of Canada and BellSouth Corporation
Education and Other Professional Qualifications:
• Master of Business Administration from Harvard Business School
• Bachelor’s Degree from Northwestern University

Mr. Carter’s experience provides the Board with management, operations, senior leadership, telecommunications, international business and marketing expertise.

Richard H. Dozer, 59, Director
Director since December 2011
Board Committee(s) Membership:
• Independent Director
• Audit Committee
• Finance Committee
Other Current Role(s):
• Chairman of the Board of Directors, Swift Corporation
• Chairman of the Board of Directors, Viad Corporation
• Director, Blue Cross Blue Shield of Arizona
• Director, Teach for America - Phoenix
• Director, Visit Phoenix
• Director, Greater Phoenix Leadership
• Advisory Board Member, Stand for Children Arizona
• Director, Global Pathways Institute
• Advisory Board Member, Expect More Arizona

Relevant Prior Experience:
• Chairman, GenSpring Family Office - Phoenix, from May 2008 to January 2013
• Principal, CDK Partners, from 2006 to 2008
• President, Arizona Diamondbacks, from its inception in 1995 to 2006
• Vice President, Chief Financial Officer and Chief Operating Officer, Phoenix Suns, from 1987 to 1995
• President, U.S. Airways Center, from 1989 to 1995
• Audit Manager, Arthur Andersen, LLP
Education and Other Professional Qualifications:
• Bachelor of Science in Business Administration - Accounting from the University of Arizona
• Former Certified Public Accountant

Mr. Dozer’s experience provides the Board with management, senior leadership, operations, finance, accounting and public company expertise.

Apollo Education Group, Inc. | 2016 Information Statement | 5

Dr. Roy A. Herberger, Jr., 74, Director
Director since June 2007
Board Committee(s) Membership:
• Independent Director (Lead)
• Compensation Committee (Chair)
• Nominating and Governance Committee (Chair)
Other Current Role(s):
• President Emeritus, Thunderbird School of Global Management
• Director, Pinnacle West Capital Corporation
• Director, Arizona Public Service Company
• Trustee, Mayo Clinic

Relevant Prior Experience:
• President, Thunderbird School of Global Management, from 1989 to 2004
• Dean, Edwin L. Cox School of Business at Southern Methodist University, from 1982 to 1989
• Associate Dean for Academic Affairs, Graduate School of Business at the University of Southern California
• Director, International Business Education and Research Program, University of Southern California
Education and Other Professional Qualifications:
• Doctoral Degree in Business from the University of Colorado, Boulder
• Master of Arts in Communication from the University of Texas, Austin
• Bachelor’s Degree in Business from the University of Texas, Austin

Dr. Herberger’s experience provides the Board with extensive expertise in higher education.

Dr. Ann Kirschner, 65, Director
Director since November 2007
Board Committee(s) Membership:
• Independent Director
• Compensation Committee
• Nominating and Governance Committee
Other Current Role(s):
• Senior Advisor to the Chancellor of Macaulay Honors College, City University of New York
• Vice Chair of the Board of Directors, Public Agenda
• Director, Paul and Daisy Soros Foundation
• Director, Strategic Cyber Ventures, LLC

Relevant Prior Experience:
• Dean of Macaulay Honors College, City University of New York, from 2006 to 2016
• President, Macaulay Honors College Foundation
• President, Comma Communications, from 1991 to 1994 and from 2001 to 2006 - strategic planning for public and private universities and education companies
• Founder of Fathom, an online knowledge network, in association with Columbia University
• Co-creator of NFL SUNDAY TICKET and NFL.COM for the National Football League
• Director, Topps Company, Inc. and Onhealth.com
Education and Other Professional Qualifications:
• Doctoral Degree in Philosophy in English Literature from Princeton University
• Master of Arts from the University of Virginia
• Bachelor of Arts from the State University of New York at Buffalo

Dr. Kirschner’s experience provides the Board with expertise in higher education, marketing, media and technology.

Apollo Education Group, Inc. | 2016 Information Statement | 6

Robert S. Murley, 66, Director
Director since June 2011
Board Committee(s) Membership:
• Independent Director
• Audit Committee (Chair)
• Finance Committee (Chair)
• Nominating and Governance Committee
Other Current Role(s):
• Senior Advisor, Credit Suisse
• Emeritus Trustee, Princeton University
• Vice Chairman of the Board of Directors, Ann & Robert Lurie Children’s Hospital of Chicago
• Chairman of the Board of Directors, Ann & Robert H. Lurie Children’s Hospital of Chicago Foundation
• Trustee, Museum of Science & Industry in Chicago, IL
• Chairman of the Board of Overseers, UCLA Anderson School of Management
• Director, Stone Energy Corporation
• Director, Health Insurance Innovations
• Director, Brown Advisory

Relevant Prior Experience:
Credit Suisse
• Chairman, Investment Banking in the Americas, from 2005 to 2012
• Headed the Global Industrial and Services Group and the Chicago investment banking office
• Managing Director and Vice Chairman
Education and Other Professional Qualifications:
• Master of Science from the London School of Economics and Political Science
• Master of Business Administration from the UCLA Anderson School of Management
• Bachelor of Arts from Princeton University

Mr. Murley’s experience provides the Board with expertise in management, operations, senior leadership, international business and the education industry.

Manuel F. Rivelo, 52, Director
Director since March 2009
Board Committee(s) Membership: • Independent Director • Compensation Committee Other Current Role(s): • Chief Executive Officer of AppViewX
Relevant Prior Experience:
F5 Networks
• Chief Executive Officer and member of the Board of Directors, from July 2015 to December 2015
• Executive Vice President, Strategic Solutions, from October 2011 to July 2015
• Various roles leading the company’s strategy and business development, product management and global marketing strategy
Cisco Systems, Inc.
• Senior Vice President, Engineering Systems and Operations
• Various roles for 19 years, with responsibilities including operational excellence, enabling new business models and strategic communications
Education and Other Professional Qualifications:
• Master’s Degree in Electrical Engineering from the Stevens Institute of Technology
• Bachelor’s Degree in Electrical Engineering from the Stevens Institute of Technology

Mr. Rivelo’s experience brings technology, management and operational expertise to the Board.

Apollo Education Group, Inc. | 2016 Information Statement | 7

Darby E. Shupp, 40, Director
Director since March 2011
Co-trustee of the Apollo Class B Voting Stock Trust No. 1
Board Committee(s) Membership: • None Other Current Role(s): • Secretary, Treasurer and Director, John Sperling Foundation • Director and Chief Financial Officer, Moral Compass Corporation since 2010
Relevant Prior Experience:
Arcadia Biosciences, Inc.
• Chairman of the Board of Directors
• Chairman of the Nominating and Governance Committee
• Treasurer from 2010 to 2014
Exeter East, LLC
• Manager from 2014 to 2016
Other
• Deloitte & Touche LLP from 1998 to 2005, various positions, including Audit Manager, serving clients in the business services, manufacturing and real estate industries
Education and Other Professional Qualifications:
• Bachelor of Science in Accountancy from Arizona State University
• Certified Public Accountant

Ms. Shupp brings management, accounting and audit experience to the Board.

Allen R. Weiss, 62, Director
Director since March 2012
Board Committee(s) Membership:
• Independent Director
• Audit Committee
• Finance Committee
• Nominating and Governance Committee
Other Current Role(s):
• Director, Dick’s Sporting Goods
• Director, Amway
• Director, Chuck E. Cheese
• Partner, Apollo Capital Management
• Director, Pilot Flying J
• Chairman, Marilyn Monroe Spas

Relevant Prior Experience:
The Walt Disney Corporation
• President of Worldwide Operations, Walt Disney Parks and Resorts
• President of the Walt Disney World Resorts in Lake Buena Vista, Florida
• Various roles over 40 years, starting as a cast member at Walt Disney World
Other
• Member of the Advisory Board of Directors, SunTrust Bank, Central Florida
• Executive Chairman, Great Wolf Resorts
Education and Other Professional Qualifications:
• Master of Business Administration from the Crummer Graduate School of Business at Rollins College
• Bachelor’s Degree from the University of Central Florida
• Certified Public Accountant (non-practicing)

Mr. Weiss’ experience provides the Board with management, operations, senior leadership and international business expertise.

Apollo Education Group, Inc. | 2016 Information Statement | 8

Executive Officers

J. Mitchell Bowling, 50, Senior Vice President and Chief Operating Officer
Senior Vice President and Chief Operating Officer since December 2013
Relevant Experience:
Comcast Corporation
• Senior Vice President and General Manager, New Businesses, from 2009 to 2013
• Senior Vice President and General Manager, High Speed Internet, from 2006 to 2009
Education and Other Professional Qualifications:
• Bachelor of Science in Business Administration from Marshall University
• Completed the Wharton Executive Development Program

Gregory J. Iverson, 41, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Senior Vice President and Chief Financial Officer since October 2015
Chief Accounting Officer since March 2009
Treasurer since June 2015
Relevant Experience:
Apollo Education Group, Inc.
• Vice President, Finance, Chief Accounting Officer and Treasurer from June 2015 to October 2015
• Vice President, Chief Accounting Officer and Controller from March 2009 to June 2015
• Vice President and Controller from April 2007 to March 2009
Other
• Director of Financial Reporting, US Airways Group, Inc., from 2006 to 2007
• Director and Assistant Corporate Controller, EaglePicher Incorporated, from 2003 to 2006
• Served in the Audit practices of Arthur Andersen LLP and Deloitte & Touche LLP from 1997 to 2003
Education and Other Professional Qualifications:
• Bachelor of Science in Business from the University of Idaho (summa cum laude)
• Certified Public Accountant

Sean B.W. Martin, 53, Senior Vice President, General Counsel and Secretary
Senior Vice President, General Counsel and Secretary since September 2010
Relevant Experience:
Amgen
• Former Vice President of Corporate Law and Assistant Secretary
• Managed corporate legal matters, including corporate governance, Securities and Exchange Committee (“SEC”) filings, merger and acquisition activity, investor relations and complex regulatory issues
• Handled contracting, sales, marketing, reimbursement, antitrust and pricing issues
Other
• Vice President and Deputy General Counsel, Fresenius Medical Care North America, from 2000 to 2005, oversaw commercial litigation, regulatory affairs and other legal matters
• Litigation Partner, Foley & Lardner, from 1998 to 2000, focused on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation
• Served as Assistant U.S. Attorney for the Northern District of Illinois for nine years
• Former adjunct professor at Loyola University School of Law
Education and Other Professional Qualifications:
• Juris Doctor from Harvard Law School (magna cum laude)
• Bachelor of Arts in History from the University of Michigan
• Clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska)

Apollo Education Group, Inc. | 2016 Information Statement | 9

Frederick J. Newton, 61, Senior Vice President and Chief Human Resources Officer
Senior Vice President and Chief Human Resources Officer since March 2009
Relevant Experience:
• Director, Expect More Arizona and Phoenix/Tucson Region of Teach for America
• Trustee, University of Rhode Island Foundation
• Chief People Officer, SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene’s Basement, Judith Lieber and Steuben Glass, from 2006 to 2009
• Executive Vice President and Chief Administrative Officer, Cinergy Corp, from 2002 to 2006
• Senior Vice President and Chief Administration Officer, LG&E Energy Corporation, from 1998 to 2002
• Spent seven years as an officer and aviator in the United States Navy
Education and Other Professional Qualifications:
• Master of Business Administration in Labor Relations from San Diego State University
• Bachelor of Science in Business Administration from the University of Rhode Island
• Completed the Advanced Management Program at Harvard Business School

Timothy P. Slottow, 57, President of University of Phoenix
President of University of Phoenix since June 2014
Relevant Experience:
• Director, Commission for Postsecondary Education (AZ) and Greater Phoenix Economic Council
• Executive Vice President and Chief Financial Officer, University of Michigan, from 2003 to 2014, responsible for the university’s annual operating revenues, financial and physical assets
• Former Assistant Vice President, Amtrak
• Former Director of Policy and Planning for the City of Seattle
• Former Manager in the Northwest practice at Accenture (formerly Andersen Consulting)
Education and Other Professional Qualifications:
• Master of Business Administration from the University of Washington
• Bachelor of Arts degree from the University of California, Berkeley

Curtis M. Uehlein, 57, President of Apollo Global
President of Apollo Global since April 2013
Chief Financial Officer and Chief Operating Officer of Apollo Global from March 2011 to April 2013
Relevant Experience:
• Former President and Chief Operating Officer, Wall Street Institute International, a Carlyle Company
• Former Chief Executive Officer of Provant, Inc., a training company with 1,500 employees focused on the leadership and professional development market
• Former General Manager of IBM’s Learning Services Division, a division of IBM Global Services
Education and Other Professional Qualifications:
• Bachelor of Science degree from Shippensburg University

Apollo Education Group, Inc. | 2016 Information Statement | 10

Corporate Governance and Board Matters
We believe that our corporate governance procedures and practices, several of which are summarized below, are a critical part of our corporate culture. We also believe it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on the Investor Relations section of our website at http://www.apollo.edu.
Code of Business Ethics
We expect our directors, executive officers and employees to conduct themselves with the highest degree of integrity, ethics and honesty. We have adopted a Code of Business Ethics that applies to our directors and all employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Ethics, which is available on the Investor Relations section of our website at http://www.apollo.edu, provides clear conflict of interest guidelines, as well as an explanation of reporting and investigatory procedures.
Only our Board of Directors may amend or waive the provisions of the Code of Business Ethics, and any amendments or waivers that require disclosure will be promptly posted on our website at http://www.apollo.edu.
Board Leadership Structure and Director Independence
Peter Sperling serves as the Chairman of the Board of Directors. Our Chief Executive Officer, Gregory W. Cappelli, also serves as a member of our Board of Directors. We believe that this Board leadership structure, which separates the Chairman of the Board and Chief Executive Officer roles, is appropriate at this time because of the evolution of Apollo’s business and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Mr. Sperling and Mr. Cappelli, streamlines decision making and promotes accountability in the management of the Company. The duties of the Chairman of the Board include:

•	Presiding over all meetings of the Board;

•	Developing agendas for Board meetings in consultation with the Chief Executive Officer and other members of the Board;

•	Presiding over meetings of shareholders, when appropriate; and

•	Such other duties as may be assigned by the Board from time to time.
We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of our outstanding voting common stock is controlled by the Apollo Class B Voting Stock Trust No. 1, an irrevocable trust of which the current trustees are Mr. Sperling, Ms. Bishop and Ms. Shupp. As a consequence, we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that:

•	Our Board be composed of a majority of independent directors (as defined in NASDAQ Listing Rule 5605(a)(2));

•	The compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and

•	Nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors.
Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors, and we do have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee comprised entirely of independent directors. The composition of our Compensation Committee complies with Internal Revenue Code Section 162(m) (“Code Section 162(m)”), which requires that a compensation committee of outside directors (within the meaning of Code Section 162(m)) approve certain awards to executive officers in order for us to claim deductions for the compensation expense attributable to such awards. In addition, our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”), in compliance with NASDAQ Listing Rule 5605(b)(2).
Further, the Board has a Lead Independent Director who presides over the executive sessions of the independent directors. The independent directors, who are identified in their biographies above, met five times during fiscal year 2016. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter, available on the Investor Relations section of our website at http://www.apollo.edu, and include the following:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board committee meetings;

•
Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;

•	Recommending to senior management the retention of advisors and consultants who report directly to the Board;

Apollo Education Group, Inc. | 2016 Information Statement | 11

•	Assisting the Board, the Board’s Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of significant corporate governance standards;

•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;

•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;

•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board committees, as well as the selection of Committee chairmen; and

•	Chairing meetings of the Board when the Chairman and Vice Chairman are not present.
The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.
Board Role in Risk Management Oversight
The Board of Directors as a whole is responsible for risk management oversight. In performing this responsibility, the Board, either directly or through committees, assesses the following risks in connection with the periodic review of our annual operating plan:

•	Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission;

•	Operating risk, which relates to the effective and efficient use of resources and pursuit of opportunities; and

•	Regulatory risk, which relates to our compliance with federal, state and foreign regulation of educational institutions.
The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks associated with specific significant transactions when such transactions are presented to the Board for review or approval.
Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices, including executive compensation and other general compensation matters.
While the Board oversees our risk management processes as described above, Apollo management is responsible for identifying, assessing and managing risk. We believe this division of responsibility is appropriate for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.
Board Committees
The Board of Directors includes the following standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Governance Committee; and

•	Finance Committee.
During fiscal year 2016, the Board also included a Special Litigation Committee, a Shareholder Meeting Committee and a Special Committee:

•
The Special Litigation Committee was formed during the fiscal year to investigate, review and analyze the facts, transactions, events and circumstances relating to claims made by putative shareholder Simkhovich demanding that the Board take action to remedy certain alleged breaches of fiduciary duty. It met once during fiscal year 2016, and was subsequently dissolved when the Superior Court of the State of Arizona, Maricopa County consolidated the case with other merger-related shareholder suits into a single action, In re Apollo Education Group, Inc. Shareholder Litigation, Lead Case No. CV2016-001905 as described in Note 16, Commitments and Contingencies in Item 8, Financial Statements and Supplementary Data of our Form 10-K filed with the SEC on October 20, 2016.

•
The Shareholder Meeting Committee was formed during the fiscal year to set the date of the special meeting of the holders of our Class A and Class B common stock to vote on the proposed Merger Agreement. The Shareholder Meeting Committee met once during fiscal year 2016 to fulfill this purpose.

•
The Special Committee was formed during the fiscal year to investigate the claims made by putative shareholders Kevin J. Guinan and Cheryl A. Guinan demanding that the Board take action to remedy certain alleged breaches of fiduciary duty and other claims, as described in Note 16, Commitments and Contingencies in Item 8, Financial Statements and Supplementary Data of our Form 10-K filed with the SEC on October 20, 2016. The Special Committee met six times during fiscal year 2016.

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The Audit, Compensation and Nominating and Governance Committees meet regularly. The Finance Committee meets on an ad hoc basis. The charters for the Audit, Compensation, Nominating and Governance, and Finance Committees have been adopted by the Board of Directors and are available on the Investor Relations section of our website, http://www.apollo.edu. These charters provide, among other items, that each member must be independent as such term is defined by the NASDAQ Listing Rules. The Board of Directors and each committee, as applicable, regularly review the committee charters. At each regularly scheduled Board of Directors meeting, a member of each committee reports the matters addressed by the respective committee. Information regarding each of the Board’s committees is provided below.

Audit Committee
Oversees our accounting and financial reporting processes
Met 15 times during the fiscal year
All members are independent directors and satisfy the audit committee experience standards in accordance with the NASDAQ Listing Rules
Members:
• Robert S. Murley (Chair)*
• Dr. Dana H. Born
• Matthew Carter, Jr.
• Richard H. Dozer*
• Allen R. Weiss*
* Determined by the Board to be audit committee financial experts as defined in Item 407(d) of Regulation S-K
Manuel F. Rivelo was a member of the Audit Committee until October 2, 2015.

Primary Responsibilities:
• Reviews the Company’s quarterly and annual financial statements, related press releases and filings with the SEC, and discusses such items with management and the Company’s independent registered public accounting firm prior to issuance and filing with the SEC
• Oversees the Company’s internal audit function, including the appointment and removal of the Chief Audit Executive (who reports directly to the Audit Committee), significant issues reported to management and management’s response, and the internal audit plan
• Meets at least annually with management, including the Company’s General Counsel and the Chief Ethics and Compliance Officer, to discuss the Company’s compliance with applicable legal and regulatory requirements, the status of any material legal matters affecting the Company and the Company’s overall ethics and compliance program
• Reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s internal controls and procedures and the Company’s critical accounting policies
• Evaluates the guidelines and policies governing the process by which the Company’s senior management assesses and manages the Company’s exposure to risk, and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures
• Establishes and maintains procedures for the receipt, retention and treatment of complaints and employee submissions about accounting, internal accounting controls and/or audit matters
• Appoints, determines funding for and oversees the work of the Company’s independent registered public accounting firm
• Reviews on an ongoing basis, and at least annually, all reportable related party transactions (See “Certain Relationships and Transactions with Related Persons” below)

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Compensation Committee
Oversees our executive officer compensation plans and programs
Met ten times during the fiscal year
All members are independent directors as defined in the NASDAQ Listing Rules and outside directors as defined in Code Section 162(m)
Members: • Dr. Roy A. Herberger, Jr. (Chair) • Dr. Dana H. Born • Dr. Ann Kirschner • Manuel F. Rivelo
Primary Responsibilities:
• Establishes the overall compensation philosophy governing executive officer compensation
• Reviews and approves salaries, bonuses, equity awards, termination packages and other compensation and benefit arrangements for our executive officers
• Reviews and approves the selection of our comparator and education peer groups
• Administers our Amended and Restated 2000 Stock Incentive Plan (“2000 Stock Plan”) for equity grants and our executive officer annual cash bonus plan
• Recommends equity retention guidelines for our executive officers and non-employee directors
• Makes recommendations regarding the compensation of our non-employee directors
• Reviews and discusses with management the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation (collectively, “the disclosures”) and, based on this review and discussions, makes a recommendation to include the disclosures in our annual filings with the SEC

The Compensation Committee engages its own outside advisors for assistance in carrying out its responsibilities. During the fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The nature and scope of services rendered by Pearl Meyer to the Compensation Committee are described further in “Compensation Discussion and Analysis” below. Pearl Meyer did not perform any other professional services for the Company and did not receive any compensation from us during the fiscal year other than for services rendered to the Compensation Committee.

The Equity Award Subcommittee of the Compensation Committee has the authority, within specified parameters, to make awards under the 2000 Stock Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner. The Equity Award Subcommittee did not meet during the fiscal year.

Nominating and Governance Committee
Considers candidates for director nominees identified by the Committee and proposed by other directors, Company management or holders of our voting Class B Common Stock
Met three times during the fiscal year
All members are independent directors as defined in the NASDAQ Listing Rules
Members: • Dr. Roy A. Herberger, Jr. (Chair) • Dr. Ann Kirschner • Robert S. Murley • Allen R. Weiss
Primary Responsibilities:
• Develops qualification criteria and a process for identifying and evaluating director candidates
• Recommends to the Board candidates for election to the Board at the annual meeting or to fill the unexpired term of any vacancy existing on the Board
• Assesses the size and composition of the Board and recommends changes as appropriate
• Consults with the Chairman of the Board regarding the composition of standing committees of the Board
• Recommends continuing education courses for directors
• Facilitates the periodic evaluation of the collective performance of the Board and each of its committees

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Finance Committee
Reviews and makes recommendations to the Board regarding certain financial matters
Met 31 times during the fiscal year
Members:
• Robert S. Murley (Chair)
• Matthew Carter, Jr.
• Richard H. Dozer
• Allen R. Weiss
Dr. Roy A. Herberger, Jr. and Darby E. Shupp also participated in Finance Committee meetings during the fiscal year and received meeting fees for their attendance.

Primary Responsibilities:
• Reviews and makes recommendations to the Board regarding certain of the Company’s financial matters, including our:
• cash position,
• capital structure,
• financing strategies,
• dividend policy,
• insurance program,
• investment policy,
• interest rate and foreign exchange risk management policies,
• share repurchases, and
• business transactions, including the Merger Agreement in fiscal year 2016.

Attendance
During fiscal year 2016, the Board of Directors met 25 times. Each incumbent Board member attended at least 75% of all Board of Directors and applicable committee meetings during the periods that he or she served on the Board or any such committee(s), except for Mr. Weiss, who attended fewer than 75% of all Board and applicable committee meetings due to his recusal from certain Board and committee meetings related to our pending merger transaction because of a potential conflict of interest arising from his position with an affiliate of Apollo Global Management, LLC.
We do not have a formal policy mandating attendance by directors at our Annual Meetings of Class A or Class B Shareholders. No independent directors attended our fiscal year 2015 Annual Meetings of Class A or Class B Shareholders.
Monitoring Board Effectiveness
Our Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.
Hiring Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.
Communications with the Board of Directors
Although we do not have a formal policy regarding communications with the Board of Directors, shareholders and other interested parties seeking to communicate with the Board of Directors may send correspondence to the Company at Apollo Education Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.
Director Nominees
The Nominating and Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Nominating and Governance Committee believes that it is desirable for our directors to possess a mix of functional skills, cultural perspectives and geographic representation. In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including:

•	management,

•	accounting and finance,

•	industry knowledge,

•	marketing,

•	political and regulatory matters,

•	educational policy and administration, and

•	international markets.

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In selecting nominees, the Nominating and Governance Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board, as well as the degree to which a candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All directors are given the opportunity to interview final candidates. As part of its periodic self-evaluation of its effectiveness, the Nominating and Governance Committee also considers the degree to which the incumbent directors collectively possess the foregoing key areas of expertise.
The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock are entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Mr. Sperling and the Apollo Class B Voting Stock Trust No. 1, of which Mr. Sperling, Ms. Bishop and Ms. Shupp are co-trustees.
All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders. The Nominating and Governance Committee has recommended all of the nominees to the Board, and the Board has nominated all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, there will be no broker non-votes. If elected, the nominees will serve as directors until the fiscal year 2017 Annual Meeting of Class B Shareholders and until their successors are elected and qualified. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.
Certain Relationships and Transactions with Related Persons
The Audit Committee reviews on an ongoing basis, and at least annually, all reportable related party transactions (i.e., transactions with the Company in which directors, executive officers or their immediate family members have an interest) for potential conflict of interest situations. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The Audit Committee’s responsibility is set forth in the Audit Committee Charter and the Audit Committee’s written policy regarding Related Party Transaction Oversight Procedures. The Audit Committee evaluates related person transactions in accordance with the standards set forth in our Code of Business Ethics. Related party transactions that involve or are expected to involve amounts in excess of $120,000 require advance approval by the Audit Committee. To identify transactions with related persons, we annually require our directors and executive officers to complete questionnaires identifying any transactions with us in which the director, executive officer or their family members have an interest. We also obtain reports on related party transactions from our accounting and procurement departments on an ongoing basis.
Apollo Class B Voting Stock Trust No. 1
During fiscal year 2016, we paid a premium of $217,250 for a one-year errors and omissions insurance policy for the benefit of the current and any future trustees of the Apollo Class B Voting Stock Trust No. 1. The trust is the owner of a majority of our voting Class B Common Stock. Mr. Sperling, Ms. Bishop and Ms. Shupp are the trustees of the trust. During fiscal year 2016, we also paid $311,037 for legal expenses of the trust related to the Merger Agreement.

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COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis (“CD & A”) describes the Company’s executive compensation program, including total fiscal year 2016 compensation for our named executive officers (“NEOs”), who are listed below with titles as of August 31, 2016:

Name	Title
Gregory W. Cappelli	Chief Executive Officer
Joseph L. D’Amico(1)	Interim Chief Financial Officer
Gregory J. Iverson(1)	Senior Vice President, Chief Financial Officer
Sean B.W. Martin	Senior Vice President, General Counsel and Secretary
Curtis Uehlein(2)	President, Apollo Global
Peter V. Sperling	Executive Chairman of the Board
(1) On April 27, 2015, the Company’s Board of Directors appointed Mr. D’Amico to be Interim Chief Financial Officer, a position he held through October 25, 2015. Effective October 26, 2015, Gregory J. Iverson became Senior Vice President, Chief Financial Officer (“SVP, CFO”) replacing Mr. D’Amico.
(2) Mr. Uehlein was named an executive officer of the Company effective March 23, 2016.
In this CD & A, we provide the following:

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EXECUTIVE SUMMARY
Overview
Our long-term strategic plan centers on student success and career outcomes, employer solutions, targeted growth, diversification through Apollo Global and operational excellence. By remaining focused on our strategy of transforming University of Phoenix and implementing critical initiatives to support that transformation, we are making meaningful progress toward further supporting the success of our students and providing career-relevant higher education for working adults. Apollo Global directs our international operations, which expanded in December 2015 through the addition of Career Partner Group in Germany, and is gaining economies of scale and successfully collaborating across all of its institutions throughout Europe, Asia and the Americas. The changes we are working toward, particularly at University of Phoenix, are substantial, and we have made meaningful strides toward our goal; however, the Company continues to face substantial challenges to meeting our short- and long-term goals.
Despite the challenges, the Company and Apollo Global each exceeded the respective threshold levels of the established performance goals for fiscal year 2016 under the annual cash bonus plan for Apollo Education Group (the “Apollo Bonus Plan”), in which Messrs. Cappelli, Iverson, Martin and Sperling participated, and the annual cash bonus plan for Apollo Global (the “Global Bonus Plan”), in which Mr. Uehlein participated. Therefore, in alignment with our pay-for-performance philosophy, each of the NEOs was paid an annual cash bonus that was above the threshold but below the target bonus amount for the executive’s respective position. Mr. D’Amico, as Interim Chief Financial Officer, did not participate in any annual cash bonus plan of the Company. In addition, Apollo Global exceeded the target performance levels under Mr. Uehlein’s performance award, covering fiscal years 2014 through 2016, which included a performance share unit (“Global PSU”) component and a performance cash component (collectively, “Global Performance Awards”). Accordingly, each component of the Global Performance Awards paid out at 205% of target.
Because the Company is restricted from making any new equity grants under the Merger Agreement, no long-term incentive (“LTI”) awards were made to any NEO in August 2016 for fiscal year 2017, as would normally have occurred if there were no Merger Agreement.
The Compensation Committee undertook certain retention actions, including a special $225,000 cash retention award to Mr. Iverson and a special $2 million performance-based restricted stock unit retention award to Mr. Martin, to ensure retention of these executives, whose ongoing leadership is critical to the Company’s achievement of its business strategy.
Compensation Philosophy - Structural Alignment of Pay and Performance and Executive Retention
We continue to believe our pay is well-aligned with performance and that the structure in place for fiscal year 2016 maintained an appropriate balance between our short-term and long-term performance, creating a positive relationship between our annual operational performance and long-term value creation. For fiscal year 2016, our Target Annual Total Direct Compensation (“Target Annual TDC”) included three key elements:

•	Base salary,

•	Annual cash bonus, and

•
Long-term incentives, which are comprised of restricted stock units (“RSUs”) with an initial performance-vesting requirement (“Performance RSUs”) and stock options (Mr. Uehlein received Global Performance Awards in addition to RSUs and stock options).

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For fiscal year 2016, a significant majority of the Target Annual TDC for the CEO and the continuing NEOs (approximately 89% for the CEO and 74% for all other NEOs as a group) continued to be in the form of at-risk, performance-based cash incentives or long-term stock-based compensation that deliver greater rewards for superior performance and reduced awards for under-performance and/or are tied to the Company’s stock price. The charts below illustrate the composition of the Target Annual TDC for the CEO and the other continuing NEOs, in the aggregate, and the percentage represented by each component.
The Compensation Committee determined that specific actions, described in greater detail below, were necessary to ensure the existing leadership team remained intact to continue to execute the Company’s business and strategic plan while the previously announced acquisition was in process, and to replace some level of the executives’ Target Annual TDC that has continued to erode.
2016 Pay-for-Performance Alignment
Annual Cash Bonuses
Consolidated operating income and net revenue, each as defined in the “Annual Cash Bonus” section of this CD & A, are the performance metrics for the Apollo Bonus Plan, in which all NEOs, except Mr. Uehlein, participated. The Company achieved 80.2% of the target goals that were established for the Apollo Bonus Plan for fiscal year 2016. Accordingly, each of the NEOs except Mr. Uehlein was awarded an annual cash bonus for fiscal year 2016 equal to 80.2% of the NEO’s respective annual cash bonus target.
Similarly, operating income and net revenue of Apollo Global, each as defined in the “Annual Cash Bonus” section of this CD & A, are the performance metrics for the Global Bonus Plan, in which Mr. Uehlein was the only participating NEO. Apollo Global achieved 70% of the target goals that were established for the Global Bonus Plan for fiscal year 2016. Accordingly, Mr. Uehlein was paid an annual cash bonus for fiscal year 2016 equal to 70% of his annual cash bonus target.
Long-Term Incentives
Each year, the Compensation Committee reviews our LTI program, including the competitiveness of executives’ target award opportunities, the impact on dilution and the specific types of LTI awards granted. To assess these factors, the Compensation Committee considers competitive market positioning against comparable executives in comparators and potential economic value realized, among other things. Along with a review of comparator group LTI award practices, the Compensation Committee also considers the realizable and retentive value of the unvested LTI awards (which, for equity-based awards, is directly correlated to the Company’s stock price) held by each NEO. See the Realizable Compensation section below for a comparison of target values and realizable values.
Based on the foregoing review and consistent with its practice for fiscal years 2014 and 2015, the Compensation Committee determined that the LTI awards for fiscal year 2016 would be comprised of Performance RSUs with a one-year performance goal and stock options for all NEOs, other than Mr. Uehlein. As President of Apollo Global, Mr. Uehlein is responsible for the annual performance and long-term strategy of that business unit and, as such, the Compensation Committee determined that it remains appropriate for Mr. Uehlein to continue to receive a significant portion of his long-term, performance-based compensation in the form of Global Performance Awards.

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The Compensation Committee concluded that, due to continued uncertainty in the proprietary education industry in the U.S., for fiscal year 2016, it would not grant any Apollo performance share units that cover a multi-year performance period. In accordance with the established executive compensation philosophy and to promote retention in light of declining realizable compensation, in August 2015, the Compensation Committee approved the grant-date annual target award values for each NEO so that, when taken together with target total cash compensation and taking into consideration the reduction in the grant-date target award value due to the special cash retention award previously awarded, Target Annual TDC for each NEO would approximate the 75th percentile of compensation for similarly situated executives at the comparators at the time such grants were made. The grant-date target award value, and the corresponding percentage value of the total award, is shown below for each NEO:

Fiscal Year 2016 Grant-Date Annual Target Award Value(1) (excluding Retention and other Special Awards)
				% of Total Long-Term Grant
Executive Name	Performance RSUs ($)	Stock Options ($)	Global Performance Awards ($)	Performance RSUs	Stock Options	Global Performance Awards
Mr. Cappelli	2,940,000	3,310,000	—	47%	53%	—
Mr. D’Amico	N/A	N/A	—	—	—	—
Mr. Iverson (2)	1,276,800	57,000	—	96%	4%	—
Mr. Martin (3)	780,000	610,000	—	56%	44%	—
Mr. Uehlein (4)	280,000	20,000	600,000	31%	2%	67%
Mr. Sperling	590,000	210,000	—	74%	26%	—
(1) These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table (“SCT”), which amounts are disclosed in accordance with SEC rules. The above amounts are the grant-date target award values for the awards made in August 2015 for fiscal year 2016 for the NEOs, other than Mr. D’Amico. As discussed below, in October 2015, in connection with his promotion to SVP, CFO, Mr. Iverson received a supplemental award of Performance RSUs with a grant-date annual target award value of $1,650,000, which was prorated for fiscal year 2016. The above amounts do not include any retention or other special awards.
As noted in the fiscal year 2015 CD & A, based on our need to keep our NEO team together during a challenging time for our business and the eroding value of the NEOs’ unvested realizable compensation, in August 2015, the Compensation Committee granted to certain executives, including Messrs. Cappelli, Iverson and Martin, a special cash retention award that vests over two years. The grant-date target award value of the fiscal year 2016 annual LTI grant amount provided to Messrs. Cappelli, Iverson and Martin was reduced by $750,000, $80,000 and $210,000, respectively, and that portion of the LTI award amount was provided to these NEOs in the form of a special cash retention award. Because the annual LTI grant that these NEOs received for fiscal year 2016 was reduced by the amount of the special cash retention award, these special cash retention awards did not increase the fiscal year 2016 total amount of total direct compensation of these NEOs. The amounts shown in the table above reflect the grant-date target award value of LTI awards and do not include the special cash retention awards.
(2) The Compensation Committee determined it was advisable to grant to Mr. Iverson only Performance RSUs, rather than a combination of Performance RSUs and stock options, in light of the acquisition strategy underway at the time of this grant to Mr. Iverson.
(3) As more fully discussed in the “Retention Awards” section, Mr. Martin received a special award of Performance RSUs, which are not included in the above table as the special award is not part of Mr. Martin’s annual target LTI award.
(4) Mr. Uehlein was not an executive officer at the time the Compensation Committee approved the fiscal year 2016 LTI awards. Accordingly, Mr. Uehlein received RSUs with a grant-date target award value of $280,000 that vest over four years, contingent upon Mr. Uehlein’s continued employment through the first four anniversaries of the grant date.
Realizable Compensation
As part of the assessment of our pay-for-performance philosophy, Pearl Meyer & Partners (“Pearl Meyer”) analyzed our NEOs’ Realizable Compensation over the three-year period ended August 31, 2016. “Realizable Compensation” includes the following compensation items for the three-year period: (i) actual base salary, (ii) actual annual bonus payouts, (iii) intrinsic or “in-the-money” value of stock options, (iv) value of vested and unvested RSUs as of August 31, 2016 and (v) value of the Global Performance Awards earned during this period, plus the value of the target number of unvested Global Performance Awards as

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of August 31, 2016. All equity award values were based on the closing selling price per share of our stock (“stock price”) as of August 31, 2016, which was $8.87, versus a stock price of $11.11 at the end of fiscal year 2015 (a 20% decrease in stock price).
We reviewed each NEO’s Realizable Compensation relative to that executive’s Target Annual TDC (“Realizable Ratio”), as well as Total Shareholder Return (“TSR”) performance, for the three-year, 2014 - 2016 fiscal year period. Our CEO’s Realizable Ratio for this three-year period was 38%, which was at the 3rd percentile of the Realizable Ratios for all of the chief executive officers in the 2016 Comparators. Our CEO’s Realizable Ratio for the three-year, 2014-2016 fiscal year period remained closely comparable to the Realizable Ratio for the three-year, 2013-2015 fiscal year period, as shown in the graph below.
The Realizable Ratio for the other continuing NEOs as a group was 87%, which was below the 25th percentile of the Realizable Ratio of all similarly situated executives as a group in the 2016 Comparator Group. We had the lowest TSR compared to our 2016 Comparators for the three-year, 2014-2016 fiscal year period, which aligns with the ranking of our Realizable Ratio.
Compensation Governance
We continue to adopt and maintain policies and practices that we believe serve our shareholders’ long-term interests. For example, in March 2016, we implemented a policy that prohibits executives from pledging Company securities as collateral for a loan or holding Company securities in a margin account.
During fiscal year 2016, we adhered to the following compensation governance policies and practices:

•	Pay for Performance that places a significant portion of Target Annual TDC at risk

•	Relevant Performance Metrics, based on value-driving objectives, with capped payouts

•	Benchmarking, supporting the Compensation Committee’s comparison of pay for Apollo executives to well-structured comparator groups

•	Equity Ownership and Retention Policies

•	Independent Compensation and Legal Consultants, retained by the Compensation Committee to advise on executive compensation matters and practices

•	No Excise Tax Gross-Ups for excess parachute payments in connection with a change-of-control event

•	Annual Risk Assessment of compensation and incentive programs to ensure programs do not promote excessive risk taking

•	Significant Negative Discretion retained by the Company to reduce annual bonus awards

•	No Stock Option Repricing

•	Broad Anti-Hedging, Anti-Pledging Policy

•	Annual Shareholder Value Transfer review in connection with equity grants
OUR COMPENSATION PHILOSOPHY AND OBJECTIVES
The core principle governing our executive officer compensation philosophy is the linkage of a significant portion of each executive officer’s compensation to our financial performance, thereby advancing our pay-for-performance approach. We define performance as the achievement of results against pre-established financial targets. Our executive compensation program has an integrated focus on short- and long-term financial metrics and provides an effective framework by which progress against strategic goals may be appropriately measured and rewarded.

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The Compensation Committee utilizes a combination of cash and equity incentive programs under which the compensation of the executive officers will vary based on the Company’s financial performance and the market price of our stock. As noted earlier, our Target Annual TDC is comprised of base salary, annual cash bonuses and long-term incentive awards, but excludes any retention awards. Target Annual TDC is heavily weighted toward equity awards that reduce the potential for excessive risk-taking by providing varying levels of compensation as the market price of our stock fluctuates over time.
Our executive officer compensation philosophy is also focused on providing competitive compensation in order to retain talented individuals who are critical to executing the Company’s business and strategic plan during the period of transformation and particularly in light of the pending acquisition pursuant to the Merger Agreement.
Elements of Our Compensation and Why We Pay Each Element

Component	Description	Why We Pay It
BASE COMPENSATION
Base Salary	• Fixed annual compensation based on market data and each executive officer’s specific job responsibilities, experience and individual responsibilities	• Attract and retain executive talent • Provide sufficient, regularly-paid income on which executive officers can rely

PERFORMANCE-BASED COMPENSATION
Annual Cash Bonus
•  Annual cash bonus tied to achievement of financial performance goals established by the Compensation Committee
•  Executive officers can earn 0‑200% of their bonus target based on achievement of established financial targets
•  The Company retains the right to reduce bonus payout (for fiscal year 2016, maximum reduction level increased to 100% of payout for participants in the Apollo Bonus Plan)

•  Attract and retain executive talent
•  Reward executive officers for performance during the fiscal year
•  Align executive officers’ interests with those of our shareholders by tying payouts to attainment of financial performance measures
•  Reinforce key priorities of the organization for near-term and long-term success

Long-Term Equity	• Performance RSUs • Stock Options • Global PSUs (for Mr. Uehlein)	• Attract and retain executive talent • Reward long-term performance • Align executive officers’ interests with those of our shareholders • Positively affect risk management

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Component	Description	Why We Pay It
OTHER COMPENSATION
Retention Awards	• Cash- and/or equity-based retention awards that may be granted from time-to-time to key executives
•  Retain executive talent
•  Encourage executive officers to remain with the Company and focus on their responsibilities to the Company during a period of time when prospects for continued employment can be uncertain

Benefits and Perquisites	• Broad-based 401(k) plan • Executive Deferred Compensation Plan • Health and welfare benefits provided to company employees generally • Limited perquisites
•  Attract and retain employees
•  Allow employees and executive officers to save for retirement on a tax-advantaged basis
•  Provide important benefit coverage to employees in the case of sickness or injury

Severance and Change of Control Benefits
•  Cash severance payable upon certain involuntary terminations of employment, along with continued provision of employee benefits
•  Vesting of LTI awards on an accelerated basis in the event of certain changes in control of the Company
•  Limited pro-rata vesting of LTI awards upon involuntary termination without cause, subject to the attainment of any applicable performance goals

•  Attract and retain executive talent
•  Give the Company flexibility to make decisions regarding organizational issues with agreed-upon severance terms
•  Encourage executive officers to remain with the Company and focus on their responsibilities to the Company during an actual or threatened change of control, when prospects for continued employment can be uncertain

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ROLE OF THE COMPENSATION COMMITTEE
General
The Compensation Committee works in consultation with its independent compensation consultant to (i) establish the compensation policies for our executive officers and set the compensation of our executive officers in accordance with those policies, (ii) analyze the reasonableness and competitiveness of the various components of compensation paid, (iii) evaluate the effectiveness of each component in achieving the compensation objectives stated above and (iv) assess the risks posed by our compensation structure. The Compensation Committee also obtains legal advice regarding executive compensation matters from its external legal counsel.
The Compensation Committee periodically seeks input from our CEO and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash bonus program, the amounts to be paid under that program and their proposals regarding LTI awards. The information provided to the Compensation Committee also includes tally sheets for each NEO detailing:

•
The components of the NEO’s compensation for the current and two prior fiscal years, including cash compensation, equity-based compensation, retention awards (if any), company match contributions in the Employee Savings and Investment Plan (“401(k) Plan”) and perquisites; and

•
Potential payouts under the termination of employment and change of control provisions of our Executive Officer Severance Pay Plan, the NEO’s applicable LTI compensation plans, and, if applicable, the NEO’s employment agreement.

The tally sheets provide a comprehensive summary of all the elements of actual and potential future compensation of the NEOs, allowing the Compensation Committee to analyze the individual elements of compensation, including the compensation mix, and the aggregate total amount of actual and projected compensation.
All final decisions regarding compensation to be paid to persons then serving as executive officers are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant and external legal counsel.
Interaction with Compensation Consultants
Since fiscal year 2006, the Compensation Committee has retained the services of Pearl Meyer as its independent compensation consultant to assist with its periodic review of existing compensation programs for our executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.
The Compensation Committee retains Pearl Meyer directly, although in carrying out its assignments, Pearl Meyer may also interact with our management to the extent necessary and appropriate. Pearl Meyer provides independent advice and counsel to the Compensation Committee in compensation matters related to executive officer pay, as described throughout this CD & A, and has not been retained to perform any consulting or advisory services for our management.
Benchmarking and Pay Levels
To determine competitive compensation practices, the Compensation Committee relies on compensation data that is derived principally from surveys, including general survey data, of compensation practices of comparable companies. Pearl Meyer compiles and presents this information, and any additional data gathered by them from public filings of selected companies that the Compensation Committee considers appropriate comparators, for the purposes of developing executive compensation benchmarks. We conduct an annual review of our comparator companies and the criteria used for selection of those comparator companies to determine whether any changes to those comparators are appropriate. The goal is to position the Company near the median of the comparator group based on appropriate financial criteria. We generally target cash compensation with reference to the median of the comparator companies and target TDC with reference to the 75th percentile of comparator companies. When necessary, additional market data is used to supplement comparator company data.
To maintain the Compensation Committee’s goal to position the Company near the median of the comparator group based on appropriate financial criteria, Pearl Meyer advised the Compensation Committee that it should re-evaluate the comparator group it had established in March 2014. Accordingly, in March 2015 the Compensation Committee established the following financial criteria to select companies against which the Company’s NEO compensation, except compensation for Messrs. Sperling and Uehlein (as Mr. Uehlein was not an executive officer at the time), would be assessed for fiscal year 2016 (“2016 Comparators”) as described in the chart below.

Apollo Education Group, Inc. | 2016 Information Statement | 24

Financial Criteria	Measurement for 2016 Comparators	Measurement for 2015 Comparators
Market Capitalization and/or Annual Revenue	$1 billion to $6 billion	$2 billion to $8 billion
Plus at least one of the following:
Average Return on Equity	>15% for the past 3 years	>19% for the past 5 years
Average Return on Invested Capital	>7% for the past 3 years	>10% for the past 5 years
Average Free Cash Flow	$150 million - $800 million over the past 3 years	$150 million - $800 million over the past 5 years
In applying these criteria, the 2016 Comparators include the following companies:

American National Insurance Co.	DeVry Education Group Inc.	Heartland Payment Systems, Inc. *
AmTrust Financial Services, Inc.	DST Systems Inc.	International Game Technology PLC
AOL Inc. *	Express Inc.	The Interpublic Group of Companies, Inc.
Avery Dennison Corp.	Gannett Co., Inc.	Laboratory Corp. of American Holdings
Cablevision Systems Corp. *	Graham Holdings Company	Pitney Bowes Inc.
Clear Channel Outdoor Holdings, Inc. *	Guess? Inc.
* No longer a reporting company for which executive compensation data would be available and is not expected to be included in our comparator group going forward.
The Compensation Committee previously developed an education industry peer group (“Education Peer Group”) of publicly-held proprietary educational institutions that continued to be used in addition to our 2016 Comparators for fiscal year 2016. The vast majority of companies included in the Education Peer Group are significantly smaller than the Company in terms of revenue and market capitalization and, therefore, we do not generally use the Education Peer Group to establish executive compensation levels. The Compensation Committee reviews market data for the Education Peer Group to track executive program design, performance and realizable compensation relative to target pay in the education industry to assure that the Company’s compensation remains highly competitive in the industry. This Education Peer Group is comprised of the following companies:

Bridgepoint Education, Inc.	DeVry Education Group Inc.	Grand Canyon Education, Inc.
Capella Education Co.	Education Management Corp. *	ITT Educational Services, Inc. *
Career Education Corp.	Graham Holdings Company	Strayer Education, Inc.
* Education Management Corp. became a non-reporting company and ITT Educational Services, Inc. began bankruptcy proceedings in September 2016. Neither company is expected to be in our Education Peer Group going forward.
Following the appointment of Mr. Sperling as Chairman in 2012, Pearl Meyer recommended that we supplement the market data used in making compensation decisions for Mr. Sperling due to his unique role and position with the Company as an employee, Chairman of the Board of Directors and a significant shareholder (both as a direct and beneficial owner of 48.8% of our Class B Voting Stock, and as one of three trustees controlling the remaining Class B Voting Stock). Pearl Meyer recommended that this supplemental comparator group for Mr. Sperling be established based on the following criteria: (i) controlled companies as defined by NASDAQ/NYSE, companies with multi-class capital structures with unequal rights or significant ownership by a person or group; (ii) annual revenue between $1 billion and $10 billion; and (iii) board chair for such company is a family member of the founding CEO, Chair or family, but is not himself/herself the founder.

Bon Ton Stores Inc.	John Wiley & Sons Inc.	News Corp.
Brown Forman Corp.	Kelly Services Inc.	Rollins, Inc.
Columbia Sportswear Co.	Lamar Advertising Company	RPC Inc.
Constellation Brands, Inc.	Molson Coors Brewing Co.	Universal Truckload
Forest City Enterprise Inc.	MSC Industrial Direct Co., Inc.
Hyatt Hotels Corp.

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RISK ASSESSMENT OF OUR EXECUTIVE OFFICER COMPENSATION PROGRAMS
The compensation programs and practices for our NEOs are structured in a manner that does not encourage unnecessary or excessive risk-taking and that is not reasonably likely to create a material risk for us. Such conclusions are based on consultations with Pearl Meyer and the following considerations:
Performance-Based Compensation
The predominant component of the compensation structure for our NEOs is in the form of long-term equity awards tied to our stock price, and increasing levels of compensation would be derived from those awards when our stock price appreciates and shareholder value is created. Accordingly, the overall compensation program is structured to encourage long-term growth and appreciation in the value of our business and stock price.
The Compensation Committee, when establishing the bonus formula under the annual cash bonus plan, established a maximum amount per participant that cannot, in any instance, exceed 200% of target bonus. Further, in no event can the actual cash incentive amount paid to any participant in the annual cash bonus plan exceed the lesser of four times the participant’s base salary in effect at the beginning of the fiscal year or five million dollars. In addition, awards of Global Performance Awards are capped at six times the target amount.
Adjustment or Recovery of Awards
We do not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event we are required to restate the financial results on which those payments or awards were based. We have decided to defer the implementation of such a policy until the SEC issues final regulations governing such recoupment policies.
Equity Ownership and Retention Guidelines, Hedging and Anti-Pledging Policies
To align the interests of executive officers with those of shareholders in accordance with our stated goal, each of our NEOs is expected to attain and retain an ownership level of qualifying equity securities with an aggregate value on each periodic measurement date equal to lesser of the applicable multiple of annual base salary or number of shares stated in the chart below. For purposes of measuring compliance with our equity ownership and retention guidelines, qualifying equity securities include (i) direct ownership of shares of our stock, (ii) 60% of vested deferred RSUs and (iii) 60% of unvested, non-performance-based stock awards (in each case of (ii) and (iii) to account for the estimated withholding required to satisfy tax obligations upon settlement).

	Equity Ownership Guideline (Lesser of)(1)
Executive Name	Base Salary Multiple	Number of Shares	In Compliance?
Mr. Cappelli	5x	100,000	Yes
Mr. Iverson	2x	20,000	Yes
Mr. Martin	2x	20,000	Yes
Mr. Uehlein	2x	20,000	Yes
Mr. Sperling(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	N/A	N/A	N/A
(1) Mr. D’Amico is excluded from the chart above because he held the Interim CFO position only on a temporary basis from April 2015 through October 2015.
(2) Because Mr. Sperling is the owner, either directly or beneficially, of 48.8% of the Company’s Class B Voting Stock, and is one of the trustees controlling the remaining Class B Voting Stock, our guidelines do not impose any specific equity ownership and retention obligations on him with regard to the Company’s Class A Common Stock.
On a cumulative basis, a covered individual must retain at least 50% of the net shares (after-tax) acquired upon the vesting of RSUs until ownership guidelines have been met. A covered individual must acquire the required equity ownership within five years of the implementation of the revised guidelines or, if later, of becoming an individual covered by the guidelines, and thereafter maintain the required ownership level. Ownership guidelines (dollar and share thresholds) are reduced by 50% for executive officers beginning at age 62 to allow individuals to begin an orderly process of diversification as the executive approaches normal retirement age of 65.
Our guidelines also prohibit covered individuals from purchasing or selling any publicly traded options for our securities, including the trading of any call or put, the writing of any call or put, hedging or the use of collars. Executive officers are also prohibited from engaging in short sales of our securities.
In March 2016, we implemented a policy that prohibits executives from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

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FISCAL YEAR 2016 COMPENSATION DECISIONS
NEO Annual Compensation Review
The major components of the Company’s NEO Target Annual TDC are base salary, annual cash bonus and long-term, equity-based incentive awards, as well as a performance-cash component for Mr. Uehlein. As previously noted, for fiscal year 2016, we delivered a portion of the long-term incentive to certain NEOs in the form of a special cash retention award, which reduced the performance-based component of the NEOs’ Target Annual TDC. For fiscal year 2016, performance-based compensation comprised approximately 89% and 74% of the Target Annual TDC for the CEO and all other NEOs as a group, respectively. These percentages of performance-based compensation reflect our core compensation philosophy of paying for performance.
Base Salary
For fiscal year 2016, the Compensation Committee took the following actions with respect to each NEO’s base salary:

•
Effective September 1, 2015, Mr. Cappelli’s base salary increased to $1,030,000 from $1,000,000; Mr. Martin’s base salary increased to $573,000 from $556,000; and Mr. Uehlein’s base salary increased to $412,750 from $400,000. These salary increases are consistent with the Compensation Committee’s established practice of positioning executive officer cash compensation near the median of the 2016 Comparators and are in line with the guidelines established for fiscal year 2016 base salary increases for employees in general.

•
Mr. D’Amico’s base salary as Interim CFO was established in his offer letter at $80,000 per month, which is approximately equivalent to the monthly target total cash compensation that had been established by the Compensation Committee for the former chief financial officer. Based on the short-term nature of the assignment and Mr. D’Amico’s experience and expertise, the Compensation Committee determined that this fixed base salary amount was appropriate.

•
Mr. Iverson’s salary was increased to $500,000, effective October 26, 2015, upon his promotion to SVP, CFO. The Compensation Committee determined that, in light of Mr. Iverson’s recent promotion to this position, the base salary level was appropriate compared to the base salaries paid to executives having similar responsibilities at the 2016 Comparators and consensus market data.

•	Mr. Sperling’s base salary was increased to $900,000 from $800,000, to maintain appropriate alignment with executive chairpersons in the supplemental comparator group.
Annual Cash Bonus Plan
Annually, the Compensation Committee determines the financial performance metrics for the Executive Officer Performance Incentive Plan (the Apollo Bonus Plan) against which it establishes financial performance goals for the fiscal year. The Company also maintains annual cash plans for eligible employees who are not executive officers of the Company, including Mr. Uehlein, as he was not an executive officer of the Company at the beginning of fiscal year 2016. For these annual cash bonus plans, including the Global Bonus Plan (together with the Apollo Bonus Plan, the “2016 Bonus Plans”), the Company establishes financial performance goals for the specific business unit using financial performance metrics that are the same as those used for the Apollo Bonus Plan. The Company may exercise negative discretion with respect to an annual cash bonus to be paid to any employee who is not an executive officer of the Company at the time the annual cash bonus is calculated under the 2016 Bonus Plans. Negative discretion is reserved for the Compensation Committee in the case of each NEO’s fiscal year 2016 annual cash bonus. Neither the Company nor the Compensation Committee exercised any negative discretion for any awards granted under the 2016 Bonus Plans.
For fiscal year 2016, the Compensation Committee determined that the financial performance metrics for the Apollo Bonus Plan would be operating income and net revenue, as defined below, and that the financial performance results for each metric would be equally weighted. The Compensation Committee retained discretion to reduce the actual bonus payouts, but increased the percentage by which bonuses could be reduced to up to 100%. To the extent applicable, the accounting principles in effect under United States generally accepted accounting principles (“U.S. GAAP”) at the start of fiscal year 2016 would be applied in the calculation of the attained level of each of the performance goals, whether or not there should occur any changes to those accounting principles during fiscal year 2016.

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For each performance goal, we established a threshold, target and maximum performance level with a maximum potential payout, prior to any discretionary reduction by the Compensation Committee, for attainment of each target as shown below:

Level of Attainment for Each Performance Goal	Maximum Potential Payout Percentage for Each Performance Goal
Below Threshold	—%
Threshold	50%
Target	100%
Maximum	200%
The percentage that is applied to calculate the maximum potential payout for financial performance (prior to any potential discretionary reduction by the Compensation Committee) that falls between Threshold Level and Target Level or between Target Level and Maximum Level is interpolated on a straight-line basis between the two applicable levels.
The fiscal year 2016 cash bonuses that could be earned under the 2016 Bonus Plans, which were tied to the attainment of established financial performance goals related to operating income and net revenue, were calculated as follows:
BONUS = BASE SALARY x TARGET BONUS PERCENTAGE x ATTAINMENT OF FINANCIAL GOALS
The attainment levels for the financial performance goals established for the 2016 Bonus Plans, and the actual bonus paid to each NEO, are summarized below:

Name	Fiscal Year 2016 Base Salary ($)	Target Bonus Percentage of Fiscal Year 2016 Base Salary	Operating Income Attainment Level (Weighted 50%)	Net Revenue Attainment Level (Weighted 50%)	Total Attainment Level (%)	Actual Bonus Paid for Fiscal Year 2016 ($)
Mr. Cappelli	1,030,000	150%	77.8%	82.6%	80.2%	1,239,090
Mr. Iverson (1)	500,000	75%	77.8%	82.6%	80.2%	275,742
Mr. Martin	573,000	75%	77.8%	82.6%	80.2%	344,660
Mr. Uehlein (2)	412,750	75%	53.4%	86.6%	70.0%	216,694
Mr. Sperling	900,000	75%	77.8%	82.6%	80.2%	721,800
(1) On October 26, 2015, upon his promotion to SVP, CFO, Mr. Iverson’s base salary was increased to $500,000 from $335,000 and his target bonus percentage was increased to 75% from 50% to bring his fiscal year 2016 Target Annual TDC to a market competitive level given his recent promotion to the role; his actual bonus paid for fiscal year 2016 was prorated based on these factors.
(2) Mr. Uehlein was not an executive officer at the start of fiscal year 2016. As such, he participated in the Global Bonus Plan, for which the Company established threshold, target and maximum performance goals using the same financial performance metrics that were used in the Apollo Bonus Plan. The definitions of operating income and net revenue as described herein for the Apollo Bonus Plan apply to the Global Bonus Plan.
Operating Income. The Compensation Committee determined that the first financial performance goal would be tied to the Company’s operating income for fiscal year 2016, as reported in the financial statements included in the Company’s Form 10-K report for fiscal year 2016 and adjusted as described below, provided that the foreign denominated operating income or loss would be translated into U.S. dollars using the foreign currency exchange rates used to prepare the annual budget approved by the Board of Directors on October 1, 2015 (the “2016 Budget”). In setting the 2016 Budget for operating income, the Compensation Committee took into account the Company’s prior year’s actual operating income, the regulatory and economic environment and overall challenges confronting the for-profit education industry. The threshold, target and maximum performance goals that the Compensation Committee set for this particular metric, along with actual performance attainment, adjusted as described below, are shown in the following chart:

Goal	Threshold	Target	Maximum	Attainment
Operating Income for Apollo Education Group	$150 million	$190 million	$230 million	$172 million
Operating Income for Apollo Global	$7 million	$16 million	$24 million	$8 million
The 2016 Bonus Plans provide that for purposes of determining performance goal attainment, reported operating income for fiscal year 2016, as determined in accordance with U.S. GAAP, would be adjusted for certain items, summarized below, that were pre-approved by the Compensation Committee: certain cash-based incentive expenses and special cash retention expenses

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related to fiscal year 2016; certain costs related to acquisitions, dispositions and/or investments, including the potential merger or sale of the Company; certain items of income, gain or loss related to acquisitions, dispositions, asset disposals and/or discontinued operations; certain restructuring and impairment charges; certain action taken by third parties affecting enrollment of students; certain 2016 litigation expenses; and certain accounting changes.
The Company’s fiscal year 2016 operating income, as determined under U.S. GAAP, was adjusted for certain cash-based incentive expenses and special cash retention expenses related to fiscal year 2016; certain acquisition costs and related income or loss of certain entities acquired during fiscal year 2016, as well as certain costs related to the potential merger or sale of the Company; certain restructuring and impairment charges; and certain 2016 litigation expenses. The Company’s fiscal year 2016 operating income, adjusted as described above, was determined to be $172 million.
Apollo Global’s fiscal year 2016 operating income, as determined under U.S. GAAP, was adjusted only for expenses with respect to bonuses payable under the Global Bonus Plan for fiscal year 2016; certain income and acquisition costs of entities acquired during fiscal year 2016; and certain restructuring charges. Apollo Global’s fiscal year 2016 operating income, adjusted as described above, was determined to be $8 million.
The Company’s and Apollo Global’s attainment level each was above the applicable threshold but below the applicable target performance level.
Net Revenue. The Compensation Committee determined that the second financial performance goal would be tied to the Company’s net revenue for fiscal year 2016, as reported in the financial statements included in the Company’s Form 10-K report for fiscal year 2016 and adjusted as described below, provided that the foreign denominated net revenue or loss would be translated into U.S. dollars using the foreign currency exchange rates used to prepare the 2016 Budget. In setting the 2016 Budget for net revenue, the Compensation Committee took into account the Company’s prior year’s actual net revenue, the regulatory and economic environment and overall challenges confronting the for-profit education industry. The threshold, target and maximum performance goals that the Compensation Committee set for this particular metric, along with the actual performance attainment, adjusted as described below, are shown in the following chart:

Goal	Threshold	Target	Maximum	Attainment
Net Revenue for Apollo Education Group	$1,950 million	$2,180 million	$2,410 million	$2,100 million
Net Revenue for Apollo Global	$398 million	$444 million	$491 million	$432 million
The 2016 Bonus Plans provide that for purposes of determining performance goal attainment, reported net revenue for fiscal year 2016, as determined in accordance with U.S. GAAP, would be adjusted for certain items, summarized below, that were pre-approved by the Compensation Committee: acquisitions, dispositions, asset disposals and/or discontinued operations; certain action taken by third parties affecting enrollment of students; and certain accounting changes.
The Company’s fiscal year 2016 net revenue, as determined under U.S. GAAP, was adjusted for revenue attributable to companies acquired during fiscal year 2016 and determined to be $2,100 million. Apollo Global’s fiscal year 2016 net revenue, as determined under U.S. GAAP, was adjusted for revenue attributable to companies acquired during fiscal year 2016 and determined to be $432 million. The Company’s and Apollo Global’s attainment level each was above the applicable threshold but below the applicable target performance level.
In accordance with the 2016 Bonus Plans and based on the attainment of the operating income and net revenue performance goals as described above, each of the NEOs earned an annual cash bonus that was above the threshold amount, but below the target amount, for their respective position as shown in the table above.
Long-Term Incentives
Award Structure for Fiscal Year 2016
For fiscal year 2016, the Compensation Committee continued the use of Performance RSUs and stock options, whose realized values are directly tied to the Company’s stock price, to comprise the long-term awards for the NEOs, other than Mr. Uehlein. Consistent with the Compensation Committee’s belief that the significant uncertainty in the proprietary education sector in the U.S. makes it extremely difficult to set appropriate three-year performance targets for Apollo performance share units, and as has been our practice since fiscal year 2013, LTI awards for fiscal year 2016 were in the form of Performance RSUs with a one-year performance goal and stock options, except for Mr. Uehlein as discussed below.
The Compensation Committee determined that Mr. Uehlein, as President of Apollo Global, should continue to receive a significant portion (61%) of his performance-based LTI in the form of Global Performance Awards, the value of which is directly tied to the performance of Apollo Global. The Compensation Committee believes it is important that, as a senior executive of the Company, a portion of Mr. Uehlein’s total long-term incentive compensation opportunity be tied to the overall

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success of the Company. Accordingly, the remaining portion (39%) of Mr. Uehlein’s fiscal year 2016 LTI award was in the form of RSUs and stock options, whose value upon vesting and/or exercise is tied to the Company’s stock price.
The fiscal year 2016 long-term equity grants to the NEOs consisted of Performance RSUs and stock options for all NEOs except Mr. Uehlein, who received a combination of RSUs, stock options and Global Performance Awards. The grant-date target award value of the Performance RSUs for Messrs. Cappelli, Iverson and Martin was reduced by the amount of the special cash retention award provided in August 2015 to each NEO.
For fiscal year 2016, the Compensation Committee determined that the actual grant-date values of the equity grants made to the NEOs (except for Mr. D’Amico who was not an NEO at the time of the grant) would be:

Fiscal Year 2016 Grant-Date Actual Annual Award Value(1) (excluding Retention and other Special Awards)
				% of Total Long-Term Grant
Executive Name	Performance RSUs ($)	Stock Options ($)	Global Performance Awards ($)	Performance RSUs	Stock Options	Global Performance Awards
Mr. Cappelli	2,940,016	3,315,718	—	47%	53%	—
Mr. D’Amico	N/A	N/A	—	—	—	—
Mr. Iverson (2)	1,276,841	57,108	—	96%	4%	—
Mr. Martin	780,043	611,061	—	56%	44%	—
Mr. Uehlein (3)	280,019	20,040	471,415	36%	3%	61%
Mr. Sperling	590,021	210,367	—	74%	26%	—
(1) These amounts are not a substitute for the amounts disclosed in the SCT, which amounts are disclosed in accordance with SEC rules. The above amounts are the grant-date actual award values for the awards made for fiscal year 2016 for the NEOs, other than Mr. D’Amico, and do not include any retention or other special awards.
(2) In connection with his promotion to SVP, CFO, the Compensation Committee established the grant-date target annual award value at $1,650,000 for Mr. Iverson, to be prorated for fiscal year 2016, to bring his fiscal year 2016 Target Annual TDC to a market competitive level given his recent promotion to the position. In October 2015, Mr. Iverson received a supplemental award of Performance RSUs so that the total grant-date award value of his LTI awards for fiscal year 2016 equaled the appropriate prorated amount based on the grant-date target award value approved by the Compensation Committee. The Compensation Committee determined it was advisable to grant to Mr. Iverson only Performance RSUs in October 2015, rather than a combination of Performance RSUs and stock options, in light of the acquisition strategy underway at the time of Mr. Iverson’s promotion.
(3) Mr. Uehlein’s Global Performance Award contains both a Global PSU component and a performance cash component, each having a grant-date target award value equal to 50% of the overall target award value ($600,000 at the time the grant was approved), and each tied to the growth in the adjusted free cash flow of Apollo Global over the three-year performance period ending August 31, 2018. The number of Global PSUs to be granted to Mr. Uehlein was calculated on the date the award was approved. The value of the Global PSUs granted is calculated as of the grant date, at which time the Company’s stock price was significantly lower. As noted previously, Mr. Uehlein was not an executive officer of the Company at the time of the fiscal year 2016 equity grant; therefore, the remaining portion of his annual target award value was in the form of RSUs and stock options.
The grant-date fair value of stock options is based on a Black-Scholes formula and does not represent the intrinsic value (the excess of the market price of our stock over the exercise price) of those stock options. For Performance RSU awards and Global PSUs, the grant-date value is tied to the market price of the underlying shares of the stock on the grant date.
The fiscal year 2016 LTI awards that were made to NEOs as part of Target Annual TDC are comprised of two types of awards, other than for Mr. Uehlein, whose total LTI consisted of three types of awards:

•
Performance RSU awards (for all NEOs other than Mr. Uehlein) with an initial performance-vesting requirement tied to our attainment of $10 million of operating income (adjusted as described below) for fiscal year 2016 (which performance-vesting requirement was attained at a level of $186 million, as described below) and an additional service-vesting requirement measured from the effective date of the grant; Mr. Uehlein, who was not an executive officer at the time the fiscal year 2016 LTI award was granted, received an RSU grant with a service-vesting requirement measured from the effective date of the grant,

•
Stock options with a four-year service-vesting requirement measured from the effective date of the grant, except for Mr. Cappelli, whose award has a three-year service-vesting requirement, as specified in his Restated Agreement,

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which is discussed in detail in the “Agreements Regarding Employment, Change of Control and Termination of Employment” section, and

•
Global Performance Awards (for only Mr. Uehlein) tied to the growth in the adjusted free cash flow of Apollo Global over a three-year performance period ending August 31, 2018, that also includes a service-vesting requirement for the same three-year period. The grant-date target award value was $600,000. Under the terms of the award, 50% of the grant-date target award value is provided in the form of Global PSUs and 50% of the grant-date target award value is provided in the form of performance-cash. As such, Mr. Uehlein was provided a target number of 24,177 Global PSUs and a target performance cash component of $300,000.

Fiscal Year 2016 Performance RSU Award. For fiscal year 2016, the Compensation Committee determined that the financial performance goal for the Performance RSU award would be based on the Company’s operating income for fiscal year 2016, subject to certain adjustments specified below that were pre-approved by the Compensation Committee. In determining the financial performance goal for the Performance RSU award, the Compensation Committee took into account the regulatory and economic environment and overall challenges confronting the for-profit education industry. The calculation of operating income would be made on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes and in accordance with U.S. GAAP for fiscal year 2016, adjusted as described below.
The Performance RSU Awards provide, in summary, that the Company’s operating income for fiscal year 2016, as determined in accordance with U.S. GAAP, would be adjusted by items similar to those described above with respect to the 2016 Bonus Plans, as well as for stock-based compensation expense for fiscal year 2016, but would not be adjusted for expenses related to the potential merger or sale of the Company (or other dispositions), or action taken by third parties affecting enrollment of students. The Company’s operating income for fiscal year 2016, as determined under U.S. GAAP, was adjusted for certain cash-based incentive expenses and special cash retention expenses related to fiscal year 2016, and stock-based compensation expense for fiscal year 2016; certain acquisition costs and related income or loss of certain entities acquired during fiscal year 2016; certain restructuring and impairment charges; and certain 2016 litigation expenses. The Company’s fiscal year 2016 operating income, adjusted as described above, for purposes of the fiscal year 2016 Performance RSU Award was determined to be $186 million.
Fiscal Years 2014 through 2016 Global Performance Awards. The Compensation Committee approved Global Performance Awards having a performance-vesting requirement and a service-vesting requirement, each tied to the three-year performance period ended August 31, 2016. The performance-vesting requirement is tied to a financial performance goal based on the amount of free cash flow, adjusted as described below, realized by Apollo Global and the service-vesting requirement is based on the number of fiscal years of service completed with either Apollo Global or the Company (collectively, the “Global Performance Award Vesting Requirements”). If the actual amount of the increase in Apollo Global’s adjusted free cash flow falls between two of the performance levels specified in the table below, the payout percentage will be interpolated on a straight-line basis between the applicable two levels. In determining the applicable levels of financial performance goals for the amount of free cash flow, adjusted as described below, to be realized by Apollo Global as of August 31, 2016, the Compensation Committee took into consideration Apollo Global’s adjusted free cash flow for prior periods, the global economic outlook and expectations for Apollo Global’s expansion in the international education sector.
The Global Performance Awards provide for free cash flow for the three-year performance period ended August 31, 2016 to be determined in accordance with U.S. GAAP and adjusted for certain items that were pre-approved by the Compensation Committee. The Global Performance Awards provide, in summary, that free cash flow, as determined in accordance with U.S. GAAP, be adjusted by income, loss or costs associated with the acquisition or disposition of a business or entity or asset disposal; certain restructuring charges; intercompany allocations; and expense related to any equity or special cash retention awards and any prior, current or subsequent Global Performance Award.
Apollo Global’s free cash flow, adjusted for costs related to acquisitions and loss on asset disposal, certain restructuring charges, intercompany allocations, and compensation expense related to equity awards, special cash retention awards and prior, current or subsequent Global Performance Awards, was $20.5 million, or 205% of the established financial performance goal for the fiscal year 2014-2016 Global Performance Award. Accordingly, the Global Performance Awards paid out at 205% of target, as shown in the chart below. The value of the Global PSUs earned is equal to the number of Global PSUs earned multiplied by the Company’s stock price on August 31, 2016 (the date the Global PSUs vested), which was $8.87.

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The Compensation Committee believed it was appropriate to grant a fiscal year 2014-2016 Global Performance Award to Mr. Uehlein because of his key role in managing the operations of Apollo Global to ensure its achievement of short- and long-term objectives. At target performance, the grant covered 12,465 Global PSUs and the grant-date target award value of the performance cash component was $250,000. The number of Global PSUs and the amount of performance cash that would be earned is determined by multiplying the target number of Global PSUs and the amount of the target performance cash component by the applicable percentage (which may range from 0% to 600%) pursuant to the schedule of financial performance below.

Fiscal Years 2014 - 2016 Global Performance Awards
Adjusted Free Cash Flow Targets ($)	Payout %	Level of Attainment ($)	Total Value of Award Payout ($)	Performance Cash Earned ($)	Global PSUs Earned (#)
5,800,000 or less	—%
12,800,000	100%
19,800,000	200%
ACTUAL	205%	20,500,000	739,155	512,500	25,553
33,800,000	300%
52,800,000	400%
92,800,000	500%
112,800,000 or more	600%
Retention Awards
Mr. Martin. In October 2015, the Compensation Committee considered the critical need to retain Mr. Martin because of his specialized legal skills and leadership needed to successfully resolve outstanding legal and regulatory challenges facing the Company, the resolution of which are vital to the Company’s ability to execute and achieve its strategy and business plans. The Compensation Committee assessed the retentive value of Mr. Martin’s unvested equity and determined that it was in the best interests of the Company to make a special RSU award to Mr. Martin to replace approximately fifty percent (50%) of the difference in the then-current value of his outstanding unvested equity and the grant-date target award value. To that end, Mr. Martin was granted RSUs, effective November 13, 2015, with a grant-date target award value of $2 million, subject to the following vesting requirements: (i) an initial performance-vesting requirement tied to our attainment of $10 million of operating income (adjusted in the same manner as the Fiscal Year 2016 Performance RSU Awards described above) for fiscal year 2016 (which performance-vesting requirement was attained at a level of $186 million, as described above); and (ii) an additional service-vesting requirement tied to the effective date of the grant. Conditioned upon satisfaction of the vesting requirements, the grant vests in equal installments over three years; the first vesting date was August 31, 2016, to align with the end of the performance period; the remainder of the grant will vest in two tranches on November 15, 2017 and November 15, 2018 to align with standard vesting practices. In accordance with the 2000 Stock Plan, the special RSU award provided to Mr. Martin would vest on an accelerated basis upon certain changes in control or ownership of the Company.
Messrs. Cappelli, Iverson and Martin. As discussed in more detail in the “2016 Pay-for-Performance Alignment” section and as noted above, these NEOs each received a special cash retention award in August 2015 that reduced the grant-date target award value of the LTI award that was granted for fiscal year 2016. The special cash retention awards vest in equal installments on August 31, 2016 and August 31, 2017, but were paid in August 2015 with the requirement that any unvested portion of the award amount must be repaid to the Company in full should the executive’s employment terminate, either voluntarily by the executive or involuntarily by the Company for cause, prior to August 31, 2017. In accordance with the award agreement, the first installment of the special cash retention award vested on August 31, 2016 and is included in the Summary Compensation Table.
Messrs. Iverson, Martin and Uehlein. In March 2013, a number of factors created significant retention concerns of our executive officers and other key leadership. To help ensure the stability and retention of the Company’s leadership team, the Compensation Committee approved special service-vesting cash retention awards for the executive leadership team and other key individuals. The awards vested in three successive equal installments, beginning in March 2014 and ending in March 2016, conditioned on the executive’s continued employment through the applicable vesting dates. The final installment vested in March 2016 and is included in the Summary Compensation Table.
Mr. Iverson. To retain Mr. Iverson during the period of time that Mr. D’Amico was serving as Interim CFO and until his permanent successor was named, the Compensation Committee concluded it was advisable to provide Mr. Iverson, who was being considered for appointment to this role, a short-term cash retention award to ensure his continued service to the

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Company. As such, in June 2015, Mr. Iverson received a $225,000 cash retention award that vested on January 24, 2016, based on the terms of the applicable agreement, and is included in the Summary Compensation Table.
Mr. Uehlein. The Company determined in September 2014 that the value of Mr. Uehlein’s realized compensation was not commensurate with expected levels and to close the gap between target and realized compensation, the Company provided Mr. Uehlein a $200,000 cash retention award. The September 1, 2014 cash retention award vests in two equal installments, contingent upon Mr. Uehlein’s continued employment through each of the first and second anniversaries of the award effective date. To provide greater retentive value to key individuals who were deemed critical to the achievement of Apollo Global’s short- and long-term strategic objectives, the Company provided certain employees, including Mr. Uehlein, a cash retention award on December 15, 2014. The $200,000 cash retention award provided to Mr. Uehlein vests in two equal installments on the first and second anniversaries of the award effective date, contingent upon his continued employment through the applicable vesting date. The first installment was prepaid in December 2014 with the requirement that any unvested portion of the payment must be repaid to the Company in full should Mr. Uehlein’s employment terminate, either voluntarily by him or involuntarily by the Company for cause, prior to the December 15, 2015 vesting date. The first vesting date for each of the September 2014 and the December 2014 cash retention awards occurred on September 1, 2015 and December 15, 2015, respectively, and each vested amount is included in the Summary Compensation Table.
OTHER EXECUTIVE BENEFITS, INCLUDING NON-QUALIFIED DEFERRED COMPENSATION PROGRAM, RETIREMENT BENEFITS AND PERQUISITES
In general, executive officers are entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits, and participation in our 401(k) Plan.
Our executive officers and certain other highly compensated employees are also eligible to participate in a deferred compensation plan that allows them the opportunity to annually defer up to 75% of their salary for subsequent distribution upon their termination of employment or other designated payment date. Participants in our Executive Officer Performance Incentive Plan may also elect to annually defer up to 75% of their annual bonus under that plan. Participants are credited each year with the equivalent of any Company match contributions that they would have otherwise been entitled to receive under the 401(k) Plan had their personal contributions under that plan not been limited because of the tax law requirements applicable to tax-qualified retirement plans. During the deferral period, participants will be credited with a notional investment return (or loss) on their account balance tied to one or more investment funds that track the actual investment funds available under the 401(k) Plan.
Beginning with the annual LTI awards granted for fiscal year 2016, the RSU portion of the annual LTI awards provided to executive officers contains a deferral feature under which an executive officer may elect to defer the settlement of one hundred percent (100%) of his or her annual RSU LTI award until termination of employment or until January 1 of any calendar year that is at least five years following the grant date.
In addition, certain perquisites are made available to one or more NEOs, including the personal use of Company-provided vehicles, housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement for certain home security system expenses, reimbursement of certain personal travel expenses, limited use of Company-chartered aircraft for travel by family members of executive officers, limited personal use of the Company-owned or leased condominiums (“Company condominiums”) and payment of premiums for personal liability insurance coverage. We have adopted formal policies governing the use of Company-chartered aircraft and Company condominiums that are designed to assure that all personal use of Company-chartered aircraft or our Company condominiums is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisite amounts associated with such use is properly disclosed in accordance with applicable securities law regulations. The policies require quarterly reports to the Compensation Committee with respect to all personal or non-business use of our Company-chartered aircraft or our Company condominiums by the executive officers during the period covered by the report. Lastly, in certain situations where a NEO relocates in connection with his or her employment with the Company, we will provide limited loss protections and tax equalization on the sale of a primary residence in connection with such relocations.
We have a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League (“NFL”) pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip. We have also entered into corporate sponsorship agreements with several other professional sports teams in order to market the University of Phoenix brand and enhance the national recognition of that institution. The corporate sponsorship arrangements

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are structured in a manner similar to the Stadium Agreement. Accordingly, each corporate sponsorship contract has a fixed term with a specified schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip. As a result of the fixed fee structure for the Stadium Agreement and the similarly-structured sponsorship arrangements, we do not incur any incremental costs for tickets to the extent one or more NEOs may have enjoyed the personal use of those ancillary benefits. However, to the extent we did incur incremental costs in purchasing additional tickets to events held at the facility, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost we incurred in purchasing those additional tickets by the total number of tickets available to us for the event, including the no-cost tickets provided under the applicable agreement) was allocated to any NEO who received for personal use one or more tickets to the event for which we purchased additional tickets. In addition, to the extent we incurred incremental costs in providing catering for such an event, the incremental cost per person (determined by dividing the total catering cost for an event by the total number of attendees to the event) was allocated to any NEO who received for personal use one or more tickets to the event. Such incremental cost was taken into account in determining an NEO’s potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.
Executive officers are fully reimbursed, on a tax adjusted basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer’s group health plan for the period preceding their coverage under our group health care plan, up to a maximum period of three months of such reimbursed coverage. None of our current NEOs receive such benefit.
The Compensation Committee believes that the perquisites available to the executive officers have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which we compete for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs we might otherwise incur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer’s base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for our executive officers and enables us to compete more successfully for qualified executive talent.
Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.
EMPLOYMENT AGREEMENTS AND POST-TERMINATION PAYMENTS
Employment Agreements and Individual Severance Arrangements
We have an existing employment agreement with Mr. Cappelli. This agreement, together with the severance benefits it provides, are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.” The employment agreement with Mr. Cappelli was based on arm’s-length negotiation and we do not maintain employment agreements with any NEOs other than him. The compensation package provided under that agreement was determined by the Compensation Committee to be appropriate based on comparative compensation data provided by Pearl Meyer.
Senior Executive Severance Pay Plan
We also maintain the Senior Executive Severance Pay Plan (“Severance Plan”), pursuant to which our executive officers, including the NEOs, and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”
To the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with us at the time of his or her termination of employment, his or her payments under the Severance Plan will be offset by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, only Mr. Cappelli has an employment agreement that provides severance benefits in the event his employment is terminated under certain circumstances and those benefits would reduce all or a portion of the potential benefits to which he may have otherwise become entitled to under the Severance Plan, as described in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”

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The receipt of severance benefits under the Severance Plan will be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us and our affiliates and the executive’s compliance with certain non-competition, non-solicitation and non-disparagement covenants.
The Compensation Committee believes that the Severance Plan serves as an important recruitment and retention vehicle that allows us to remain competitive in attracting and retaining executive talent and reduces the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment would be involuntarily terminated by the Company other than for cause.
Retirement/Deferred Compensation Programs
To date, we maintain a broad-based 401(k) plan, a defined contribution plan, as the principal retirement-savings vehicle for our NEOs and other employees. In addition, we implemented a new deferred compensation plan in 2012 that allows our executive officers the opportunity to defer a portion of their base salary and annual bonus each year and earn a notional investment return on their deferred account balance. The plan is described below in the section of this Information Statement entitled “Non-Qualified Deferred Compensation.”
Beginning with the fiscal year 2016 annual LTI awards, a deferral feature was added for the RSU portion of the annual LTI awards, under which an executive officer may elect to defer the settlement of one hundred percent (100%) of his or her annual RSU LTI award until termination of employment or until January 1 of any calendar year that is at least five years following the grant date.
Potential Payments Due upon Termination and/or a Change of Control
Our equity compensation plans provide for accelerated vesting of all outstanding stock options, RSUs and Global PSUs in the event we undergo certain changes of control or ownership. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

•
We rely primarily on long-term equity incentive awards to provide our NEOs with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change of control event for a controlled company such as us is an appropriate liquidation point for awards designed for such purposes.

•
By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise among the NEOs and our shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders should we become an acquisition target. It also allows the NEOs to remain focused on our business operations and strategic objectives without undue concern about their own financial security during periods when substantial disruptions and distractions might otherwise prevail should we become the subject of acquisition overtures.

•
Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be canceled.

As noted above, on February 7, 2016, the Company entered into the Merger Agreement with Queso, which was approved on May 6, 2016 by holders of the Company’s outstanding Class A and Class B common stock. Consummation of the merger is subject to various regulatory and customary approvals, and operating and other conditions. Pursuant to these operating conditions, Queso agreed to make supplemental payments to current Apollo Global employees who have Global Performance Awards, including Mr. Uehlein, with performance periods ending on either August 31, 2017 or August 31, 2018, provided that there is a sale of the Company to Queso within an agreed-upon timeframe. Under the Apollo Global PSU/Global Performance Cash Award Agreement (“Global Agreements”), a change in control (“CIC”) payout would be calculated using the adjusted free cash flow for the trailing 12-month period ending on the last fiscal quarter coincident with or immediately preceding the CIC (“CIC payout”). Based on the results of that calculation for performance periods ending on August 31, 2017 and August 31, 2018, Queso agreed to make the following supplemental payments (“Global CIC Supplemental Payments”):

•
For awards with a performance period that concludes after the fiscal year in which a CIC occurs, if the CIC payout results in a payment that is less than 100% of the target award amount, a supplemental payment would be made such that the sum of the CIC payout plus the supplemental payment would equal 100% of the target award amount; and

•
For awards with a performance period that concludes in the fiscal year in which a CIC occurs, if the CIC payout results in a payment that is less than the payout would have been for that award based on actual attainment of the adjusted free cash flow performance goal, as defined in the Global Agreements, calculated after the close of that fiscal year, a supplemental payment would be made such that the sum of the CIC payout plus the supplemental payment would equal 100% of the amount that would have been earned based on actual performance attainment.

The Compensation Committee periodically reviews tally sheets prepared by management and reviewed by its independent compensation consultant indicating the severance benefits to which executive officers would be entitled under their existing

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employment agreement or the Severance Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated LTI awards using the then-current stock price, the value of cash retention awards and any other special benefits that would be triggered by the termination event. The Compensation Committee performed such a periodic review in December 2015, and determined that the severance benefits for the NEOs (except for Mr. Uehlein, who was not an executive officer at the time of this review), as reflected in the tally sheets, were at competitive levels compared to market practice.
Calculations and further explanation of the payments due the NEOs upon termination of employment and/or a change of control event are found in the Executive Compensation section of this Information Statement entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”
IMPACT OF TAX AND ACCOUNTING
As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for our executive officers.
To maintain maximum flexibility in designing compensation programs, the Compensation Committee will continue to take tax deductibility into consideration when structuring incentive compensation awards for the NEOs. However, in establishing the cash and equity incentive compensation programs for the NEOs, the Compensation Committee believes that the potential deductibility of any compensation payable under those programs should be only one of a number of relevant factors taken into consideration and not the sole or primary factor. For example, the annual cash bonus paid to NEOs for fiscal year 2016 and the equity provided to NEOs as part of the annual equity award process for fiscal year 2016 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the retention cash awards with service-based vesting previously granted to the NEOs in fiscal year 2015 are subject to the deduction limits of Code Section 162(m). Additionally, compensation that is included in the Executive Compensation section of this Information Statement that has been earned by an individual who is presently an executive officer, but was not when any such award was made, is subject to the deduction limits of Code Section 162(m). The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Code Section 162(m) limitation. Further, because of the fact-based nature of the exemption for performance-based compensation under Code Section 162(m) and the limited amount of binding related guidance, the Compensation Committee cannot guarantee that compensation that is intended to comply with the exemption for performance-based compensation under Code Section 162(m) will in fact so qualify. Accordingly, we reserve the right to pay compensation that is not deductible under Code Section 162(m) and the right to pay discretionary bonuses and other ad hoc compensatory awards.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

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BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016.
Submitted by:
Roy A. Herberger, Jr., Chair
Dana H. Born
Ann Kirschner
Manuel F. Rivelo

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RISK ASSESSMENT OF COMPENSATION PROGRAMS
On an annual basis, we perform a comprehensive review of the various compensation programs maintained throughout the organization to assess whether any of those programs encourage excessive risk taking that might create a material risk to our economic viability. This process includes our Human Resources department identifying our various compensation plans and programs and evaluating their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review and validation of applicable performance measures and levels of attainment, and discretion maintained by the Company or other plan administrator to reduce and/or adjust payout amounts as warranted.
The Compensation Committee has reviewed our compensation plans and programs, and their considerations and conclusions with respect to their risk assessment of the compensation programs maintained for our executive officers are set forth in the “Compensation Discussion and Analysis” section of this Information Statement.
Both the Company and the Compensation Committee believe that the following compensation plan design features safeguard against excessive risk taking:

•	Our cash and equity compensation structure is generally applied on a uniform basis throughout the organization.

•
Our management-level employees receive equity awards on a recurring basis. Those awards are either in the form of RSU awards or a combination of stock option grants, RSU and PSU awards that are settled in shares of our Class A Common Stock. Although stock options have the potential to encourage risk taking, all equity awards typically vest over a three to four year vesting period to encourage award recipients to focus on sustaining our long-term performance. In addition, equity awards are generally made on an annual basis, such that at any given time, our executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if our business is not managed for the long-term.

•
We also have a Global PSU/performance cash bonus award program for key employees of Apollo Global (“Global Performance Awards”) and certain employees of the Company who are significantly involved in the business operations of that entity. The applicable performance-vesting condition for those awards is generally tied to an adjusted free cash flow metric measured at the Apollo Global level for the applicable performance period for the particular award. The maximum payout level under the Global Performance Awards is 600% of target. However, the leveraged nature of the Global Performance Awards is not considered to pose a material adverse risk to the Company for the following reasons:

◦	The awards are only made to a limited and select group of individuals within the organization.

◦
There is an award cap on both the maximum number of shares issuable and the maximum dollar amount payable, and such awards are expected to be made on an annual basis to the selected individuals so that they eventually will hold a number of outstanding awards under the program with different performance targets and vesting schedules. Excessive risk taking to earn a maximum return on one year’s award could jeopardize the potential return on the awards for other years.

◦
The cash portion of Global Performance Award payouts may be reduced by as much as 100%. For any executive officers with such awards, this negative discretion is reserved for the Compensation Committee. For awards to non-executive officers, this negative discretion is reserved for the Company.

◦
Although most Apollo Global employees receive their LTI awards solely or primarily in the form of Global Performance Awards, there is only a small number of employees who receive Global Performance Awards compared to the overall number of employees who receive other LTI awards. Consequently, the aggregate grant-date value of the Global Performance Awards is relatively small in comparison to the aggregate grant-date value of the annual LTI awards that are tied to our performance or the price of our Class A Common Stock and made to other individuals throughout the organization.

◦
For the limited number of Company employees who receive Global Performance Awards, the total grant-date value of their annual LTI award is allocated in accordance with a portfolio approach that directs the predominant portion of that value into equity awards tied to Company-level performance or the price of our Class A Common Stock. Accordingly, for the Company employees, Global Performance Awards they receive do not comprise a significant component of their total equity compensation package.

•
Our overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of our Class A Common Stock. The short-term incentive programs we have implemented for management-level employees are subject to a dollar cap per individual tied to a percentage of their base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has discretion to reduce and/or adjust the bonus amounts payable to executive officers by taking into

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account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.
Based on the foregoing considerations, both the Company and the Compensation Committee concluded that our overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, does not create risks that are reasonably likely to have a material adverse effect on the Company.

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SUMMARY COMPENSATION TABLE
The following details information regarding the compensation earned by our NEOs for fiscal years 2016, 2015 and 2014. No compensation information is reported for Mr. Iverson for fiscal years 2015 and 2014 because he was not a NEO for those years. None of the NEOs earned or were paid any compensation related to the change in pension value and/or reportable investment returns on the deferred compensation plan during fiscal years 2016, 2015 or 2014.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(4) ($)	Total ($)
Gregory W. Cappelli, Chief Executive Officer	2016	1,030,000	375,000(5)	—	—	1,239,090	26,948(6)	2,671,038
	2015	1,000,000	—	2,940,016	4,425,718	—	61,448	8,427,182
	2014	800,000	—	3,690,040	3,304,471	1,113,600	87,272	8,995,383
Gregory J. Iverson, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	2016	475,205(7)	420,000(8)	928,815	—	275,742	6,651(9)	2,106,413

Sean B.W. Martin, Senior Vice President, General Counsel and Secretary	2016	573,000	438,333(10)	2,000,021	—	344,660	7,403(11)	3,363,417
	2015	556,000	458,333	1,180,079	611,061	—	5,918	2,811,391
	2014	540,000	458,333	1,320,127	608,991	563,760	6,071	3,497,282
Curtis M. Uehlein, President of Apollo Global	2016	412,750	450,000(12)	171,415	—	729,194(13)	6,152(14)	1,769,511
	2015	400,000	250,000(15)	629,578	20,040	574,736(16)	5,726(17)	1,880,080
	2014	373,301	741,000	1,622,134	19,969	429,715	5,814	3,191,933
Peter V. Sperling, Chairman of the Board	2016	900,000	—	—	—	721,800	3,478(18)	1,625,278
	2015	800,000	—	590,021	210,367	—	15,665(19)	1,616,053
	2014	700,000	—	565,070	184,723	974,400	20,954	2,445,147
Joseph L. D’Amico, Former Interim Chief Financial Officer	2016	240,000(20)	—	—	—	—	46,000(21)	286,000
	2015	334,027	—	300,015	—	—	56,774	690,816
	2014	—	—	—	—	—	77,782	77,782
(1) Includes amounts that may be deferred under our 401(k) Plan and our deferred compensation plan, a non-qualified deferred compensation plan maintained by the Company for a select group of executive officers and other key employees.
(2) Represents the aggregate grant-date fair value of RSU and PSU awards calculated in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“ASC 718”). Such amounts have been calculated based on the closing selling price per share of our stock on the respective grant date of each award and do not take into account any estimated forfeitures related to service-based vesting conditions. For PSUs, such amounts are based on the initial probable outcome of the applicable performance goals, which is assumed to be at target level attainment. Because the Company is restricted from making any new equity awards while the merger is pending, no equity awards were made to any NEO for fiscal year 2017, as would normally have occurred in August 2016 if there were no Merger Agreement.
The following details the grant-date fair value of the RSUs and PSUs awarded to each NEO for each of the covered fiscal years:

	2014		2015		2016
Name	RSUs ($)	PSUs* ($)	RSUs ($)	PSUs* ($)	RSUs ($)	PSUs ($)
Gregory W. Cappelli	3,690,040	—	2,940,016	—	—	—
Gregory J. Iverson	N/A	N/A	N/A	N/A	928,815	—
Sean B.W. Martin	1,320,127	—	1,180,079	—	2,000,021	—
Curtis M. Uehlein	1,280,097	342,037	280,019	349,559	—	171,415
Peter V. Sperling	565,070	—	590,021	—	—	—
Joseph L. D’Amico	—	—	300,015	—	—	—
* The grant-date fair value reported for the Global PSU awards made to Mr. Uehlein in fiscal years 2014 and 2015 includes the incremental compensation cost, if any, resulting from the October 2013 and June 2015 modifications to revise the definition of

Apollo Education Group, Inc. | 2016 Information Statement | 40

and the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which the target shares subject to certain Global PSU awards were tied.
The grant-date fair values of the Global PSU awards made to Mr. Uehlein during fiscal years 2016, 2015 and 2014 assuming payout at maximum level attainment are $1,028,490, $2,097,354 and $2,052,222, respectively.
(3) Represents the aggregate grant-date fair value of stock option awards calculated in accordance with ASC 718 and does not take into account any estimated forfeitures related to service-vesting conditions. Because the Company is restricted from making any new equity grants while the merger is pending, no stock option awards were made to any NEO for fiscal year 2017, as would normally have occurred in August 2016 if there were no Merger Agreement.
(4) We incur no incremental cost in providing to one or more NEOs the allotted tickets or trips, or access to the private stadium loft that we receive in connection with the Stadium Agreement and other similar corporate sponsorship agreements discussed in the “Other Executive Benefits, including Non-Qualified Deferred Compensation Program, Retirement Benefits and Perquisites” subsection of the “Compensation Discussion and Analysis” section above. However, when we do purchase additional tickets to any event, any reportable executive officer perquisite amounts with respect to that event are determined on an average cost per ticket basis by dividing the aggregate cost we incur for the additional tickets by the total number of tickets available to us for that event, including the no-cost tickets provided under the applicable contract.
(5) Represents the first installment of the August 2015 cash retention award that was prepaid in August 2015 and vested in August 2016.
(6) Represents (i) a $3,975 matching contribution made by the Company to Mr. Cappelli’s account under our 401(k) Plan, (ii) $937 relating to personal use of our Company condominium by members of Mr. Cappelli’s family, (iii) $400 relating to the use of our chartered aircraft or personal flight expenses by Mr. Cappelli’s family and guests, (iv) $7,444 relating to the reimbursement of commuting costs, (v) $4,604 relating to travel, meal and entertainment expenses for the attendance of Mr. Cappelli’s spouse, family and guests at Company and sporting events (in addition to tickets for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements), (vi) $4,579 relating to Mr. Cappelli’s home security system, (vii) $752 relating to personal liability insurance covering Mr. Cappelli, and (viii) $4,257 relating to legal fees.
(7) Calculated based on an annual base salary rate of $335,000 for the period September 1, 2015 to October 25, 2015 and $500,000 for the period October 26, 2015 to August 31, 2016.
(8) Represents (i) $155,000 for the third installment of the March 2013 cash retention award that vested in March 2016, (ii) $225,000 for the June 2015 short-term cash retention award that was prepaid in June 2015 and vested in January 2016 and (iii) $40,000 for the first installment of the August 2015 cash retention award that was prepaid in August 2015 and vested in August 2016.
(9) Represents (i) a $5,400 matching contribution made by the Company to Mr. Iverson’s account under our 401(k) Plan and (ii) a $1,251 Company contribution to our deferred compensation plan for Mr. Iverson. In addition, Mr. Iverson received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.
(10) Represents (i) $333,333 for the third installment of the March 2013 cash retention award that vested in March 2016 and (ii) $105,000 for the first installment of the August 2015 cash retention award that was prepaid in August 2015 and vested in August 2016.
(11) Represents (i) a $5,400 matching contribution made by the Company to Mr. Martin’s account under our 401(k) Plan, (ii) a $1,251 Company contribution to our deferred compensation plan for Mr. Martin, and (iii) $752 relating to personal liability insurance covering Mr. Martin. Mr. Martin also used our vehicle(s) for which we incurred no incremental costs.
(12) Represents (i) $250,000 for the third installment of the March 2013 cash retention award that vested in March 2016, (ii) $100,000 for the first installment of the September 2014 cash retention award that vested in September 2015 and (iii) $100,000 for the first installment of the December 2014 cash retention award that was prepaid in December 2014 and vested in December 2015.
(13) Includes (i) a performance cash bonus of $512,500 earned under a Global Performance Award for the three-year period ended August 31, 2016 upon satisfaction of the Global Performance Award Vesting Requirements and (ii) an annual cash bonus of $216,694 earned under the Global Bonus Plan.
(14) Represents (i) a $5,400 matching contribution made by the Company to Mr. Uehlein’s account under our 401(k) Plan and (ii) $752 relating to personal liability insurance covering Mr. Uehlein.
(15) Represents the second installment of the March 2013 cash retention award that vested in March 2015.
(16) Includes (i) a performance cash bonus of $361,500 earned under a Global Performance Award for the three-year period ended August 31, 2015 upon satisfaction of the Global Performance Award Vesting Requirements and (ii) an annual cash bonus of $213,236 earned under the Global Bonus Plan.

Apollo Education Group, Inc. | 2016 Information Statement | 41

(17) Represents (i) a $5,400 matching contribution made by the Company to Mr. Uehlein’s account under our 401(k) Plan and (ii) $326 relating to personal liability insurance covering Mr. Uehlein.
(18) Represents (i) a $2,726 matching contribution made by the Company to Mr. Sperling’s account under our 401(k) Plan and (ii) $752 relating to personal liability insurance covering Mr. Sperling.
(19) Represents (i) a $2,769 matching contribution made by the Company to Mr. Sperling’s account under our 401(k) Plan, (ii) $326 relating to personal liability insurance covering Mr. Sperling, and (iii) $2,791 in registration and insurance costs and $9,779 in fuel and maintenance costs, allocated to Mr. Sperling’s personal use of vehicles owned by the Company.
(20) Calculated based on a monthly base salary rate of $80,000 for the period from September 1, 2015 to November 30, 2015 pursuant to the offer letter between the Company and Mr. D’Amico dated April 28, 2015.
(21) Represents fees for service on the Board of Trustees of the University of Phoenix ($10,000 per quarter) and Western International University ($1,500 per quarter). In addition, Mr. D’Amico received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

Apollo Education Group, Inc. | 2016 Information Statement | 42

GRANTS OF PLAN-BASED AWARDS
Awards granted to our NEOs during fiscal year 2016 generally consisted of the following:

•
Non-equity incentive plan awards - Annual cash incentive awards are granted to our NEOs under our 2016 Bonus Plans. The material terms of the Apollo Bonus Plan and the Global Bonus Plan were approved by the Compensation Committee and the Company, respectively, and are described in the “Annual Cash Bonus Plan” subsection of the “Compensation Discussion and Analysis” section above. Information concerning the actual annual cash bonus earned under the 2016 Bonus Plans by each NEO is described in the “Summary Compensation Table” above.

•
Equity incentive plan awards - All awards granted to NEOs in fiscal year 2016 were granted under our 2000 Stock Plan. The material terms of our equity incentive awards are described in the “Long-Term Incentives” subsection of the “Compensation Discussion and Analysis” section above. Because the Company is restricted from making any new equity grants while the merger is pending, no equity awards were made to any NEO for fiscal year 2017, as would normally have occurred in August 2016 if there were no Merger Agreement. As previously noted, Mr. Iverson received a supplemental Performance RSU award in October 2015 in connection with his promotion to CFO, and Mr. Martin received a retention Performance RSU award in November 2015.

We did not grant any plan-based awards to Mr. D’Amico during fiscal year 2016. The following provides information regarding plan-based awards granted to all other NEOs during fiscal year 2016:

									All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Equity Awards(2) ($)
Name	Grant Date	Approval Date	Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory W. Cappelli	11/25/15	10/14/15	772,500	1,545,000	3,090,000	—	—	—	—	—	—	—
Gregory J. Iverson	10/30/15	09/30/15	—	—	—	(3)	127,936(3)	(3)	—	—	—	928,815
	11/25/15	10/14/15	171,909(4)	343,818(4)	687,637(4)	—	—	—	—	—	—	—
Sean B.W. Martin	11/25/15	10/14/15	214,875	429,750	859,500	—	—	—	—	—	—	—
	11/16/15	10/14/15	—	—	—	(5)	275,106(5)	(5)	—	—	—	2,000,021
Curtis M. Uehlein	11/25/15	10/14/15	154,781	309,563	619,125	—	—	—	—	—	—	—
	11/25/15	08/12/15	(6)	300,000(6)	1,800,000(6)	—	—	—	—	—	—	—
	11/25/15	08/12/15	—	—	—	(7)	24,177(7)	145,062(7)	—	—	—	171,415
Peter V. Sperling	11/25/15	10/14/15	450,000	900,000	1,800,000	—	—	—	—	—	—	—
(1) Except as noted in footnote 6 to this table, amounts in these columns reflect potential cash payouts under our 2016 Bonus Plans. Mr. Uehlein was not an executive officer at the start of fiscal year 2016. Accordingly, he participated in the Global Bonus Plan, for which the Company established the threshold, target and maximum performance goals for the same financial performance metrics used in the Apollo Bonus Plan. The definitions of operating income and net revenue as previously described for the Apollo Bonus Plan apply to the Global Bonus Plan. Based on the actual level at which each of the applicable performance goals was attained, the actual bonus amount paid to Mr. Uehlein and the other NEOs was at 70.0% and 80.2%, respectively, of the target level indicated for Mr. Uehlein and the other NEOs in the above table.
(2) The reported values include the grant-date fair values of RSU and PSU awards. Such amounts have been calculated in accordance with ASC 718 and do not take into account any estimated forfeitures related to service-based vesting conditions.
(3) Represents Performance RSUs with an initial performance-vesting and additional service-vesting conditions. Each Performance RSU represents the right to receive one share of our stock following the satisfaction of the applicable performance and service-vesting conditions. The performance-vesting condition, based on the Company’s attainment of adjusted operating income of not less than $10 million for fiscal year 2016, was met. Accordingly, 25% of the Performance RSUs vested and the underlying shares of our stock were issued upon Mr. Iverson’s continued employment with the Company through August 31, 2016. The remaining Performance RSUs will vest and the underlying shares of our stock will be issued in a series of three successive equal annual installments on August 12, 2017, August 12, 2018 and August 12, 2019, respectively, upon Mr. Iverson’s continued employment with the Company through each such annual vesting date. There is no threshold or maximum number for these Performance RSUs. Any unvested portion of Mr. Iverson’s Performance RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company.
(4) On October 26, 2015, upon his promotion to SVP, CFO, Mr. Iverson’s base salary was increased to $500,000 from $335,000 and his target bonus percentage was increased to 75% from 50%. The amounts listed in this table and the actual bonus paid were prorated based on his base salary and target bonus percentage before and after his promotion.

Apollo Education Group, Inc. | 2016 Information Statement | 43

(5) Represents Performance RSUs with an initial performance-vesting and additional service-vesting conditions. Each Performance RSU represents the right to receive one share of our stock following the satisfaction of the applicable performance and service-vesting conditions. The performance-vesting condition, based on the Company’s attainment of adjusted operating income of not less than $10 million for fiscal year 2016, was met. Accordingly, one-third of the Performance RSUs vested and the underlying shares of our stock were issued upon Mr. Martin’s continued employment with the Company through August 31, 2016. The remaining Performance RSUs will vest and the underlying shares of our stock will be issued in a series of two successive equal annual installments on November 15, 2017 and November 15, 2018, respectively, upon Mr. Martin’s continued employment with the Company through each such annual vesting date. There is no threshold or maximum number for these Performance RSUs. Any unvested portion of Mr. Martin’s Performance RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company.
(6) Represents a Global performance cash bonus award that may be earned subject to the satisfaction of the Global Performance Award Vesting Requirements. Apollo Global’s cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes, subject to certain adjustments authorized by the Compensation Committee, and the resulting amount will constitute the adjusted free cash flow for the performance period ending August 31, 2018. Based on the attained performance level, the performance-qualified bonus amount earned will be determined by multiplying the target bonus amount by the applicable percentage that will range from 0% for non-attainment to 100% at target level attainment and up to 600% at maximum level attainment or above. There is no threshold amount for this performance cash bonus award. The Company may reduce this performance cash bonus by up to 100% in its discretion, taking into account such factors as may be deemed appropriate or advisable in determining the actual bonus amount to be paid to Mr. Uehlein pursuant to this award. The performance cash bonus award will vest on an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the performance-qualified bonus amount earned will be determined based on the amount of adjusted free cash flow realized by Apollo Global for the 12-month period ended on the last day of the fiscal quarter immediately preceding or coincident with the change in control or ownership of the Company or Apollo Global. For further information concerning the applicable performance measure for the performance cash bonus and the process of determining the performance-qualified bonus amount earned based on performance goal attainment, please see the “Compensation Discussion and Analysis” section above.
(7) Represents a Global PSU award subject to the same provisions outlined in footnote 6 above, except that the Company may not reduce the award amount.

Apollo Education Group, Inc. | 2016 Information Statement | 44

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following provides certain summary information concerning outstanding equity awards held by each NEO as of August 31, 2016.

						Stock Awards
										Equity Incentive Plan Awards
	Option Awards						Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)		Number of Unearned Shares or Units That Have Not Vested(1)(2) (#)	Market Value of Unearned Shares or Units That Have Not Vested(3) ($)
		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exercisable (#)	Unexercisable(2) (#)			Grant Date			Grant Date
Gregory W. Cappelli	04/13/2011	235,000	—	39.88	04/12/2017	08/12/2014	45,999	408,011	—	—	—
	07/06/2011	772	—	47.47	07/05/2017	08/12/2015	157,938	1,400,910	—	—	—
	03/14/2013	600,000	—	16.75	03/13/2019	—	—	—	—	—	—
	08/12/2014	214,904	107,452	26.74	08/11/2020	—	—	—	—	—	—
	08/12/2015	221,713	443,426	12.41	08/11/2021	—	—	—	—	—	—
Gregory J. Iverson	07/06/2011	3,144	—	47.47	07/05/2017	08/13/2013	5,235	46,434	—	—	—
	08/13/2013	4,359	1,453	20.06	08/12/2019	08/12/2014	8,004	70,995	—	—	—
	08/12/2014	2,776	2,776	26.74	08/11/2020	08/12/2015	21,033	186,563	—	—	—
	08/12/2015	2,864	8,592	12.41	08/11/2021	10/30/2015	95,952	851,094	—	—	—
Sean B.W. Martin	10/15/2010	54,668	—	36.58	10/14/2016	08/13/2013	11,715	103,192	—	—	—
	07/06/2011	11,104	—	47.47	07/05/2017	08/12/2014	18,512	164,201	—	—	—
	07/02/2012	6,968	—	36.34	07/01/2018	08/12/2014	4,938	43,800	—	—	—
	08/13/2013	54,243	18,081	20.06	08/12/2019	08/12/2015	21,490	190,616	—	—	—
	08/12/2014	29,704	29,704	26.74	08/11/2020	08/12/2015	47,142	418,150	—	—	—
	08/12/2015	30,645	91,935	12.41	08/11/2021	11/16/2015	183,404	1,626,793	—	—	—
Curtis M. Uehlein	08/12/2014	974	974	26.74	08/11/2020	08/12/2014	23,936	212,312	11/25/2014	11,220(4)	99,521
	08/12/2015	1,005	3,015	12.41	08/11/2021	08/12/2015	16,923	150,107	11/25/2015	24,177(5)	214,450
Peter V. Sperling	07/03/2007	8,000	—	58.03	07/03/2017	08/13/2013	6,730	59,695	—	—	—
	10/25/2007	8,000	—	76.38	10/25/2017	08/12/2014	10,566	93,720	—	—	—
	07/06/2011	2,472	—	47.47	07/05/2017	08/12/2015	35,658	316,286	—	—	—
	08/13/2013	15,498	5,166	20.06	08/12/2019	—	—	—	—	—	—
	08/12/2014	9,010	9,010	26.74	08/11/2020	—	—	—	—	—	—
	08/12/2015	10,550	31,650	12.41	08/11/2021	—	—	—	—	—	—
Joseph L. D’Amico	07/02/2012	48,768	—	36.34	07/01/2017	—	—	—	—	—	—
(1) The unvested portions of each NEO’s outstanding stock options and RSU awards will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the RSUs will be converted into actual shares of our Class A Common Stock at a conversion rate of one share of our Class A Common Stock for each RSU. The amount of Global PSU awards held by Mr. Uehlein that will vest on an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global will be determined based on the amount of adjusted free cash flow realized by Apollo Global for the 12-month period ended on the last day of the fiscal quarter immediately preceding or coincident with the change in control or ownership of the Company or Apollo Global. Additionally, Mr. Cappelli is entitled to a 12-month service-vesting credit in the event his employment terminates under certain specified circumstances during the service-vesting period in accordance with the terms of his employment agreement with the Company. These special service-vesting features are discussed further in the “Agreements Regarding Employment, Change of Control and Termination of Employment” section below.

Apollo Education Group, Inc. | 2016 Information Statement | 45

(2) There are no outstanding incentive stock options. Except as otherwise noted in footnotes 4 and 5 for Mr. Uehlein below, the unexercisable stock options will vest and become exercisable for the underlying shares of our stock, and the unvested stock awards will vest and the underlying shares of our stock will be issued on the following vesting dates, subject to the NEO’s continued employment with the Company through each such vesting date:

	Option Awards			Stock Awards
Name	Grant Date	Vesting Date(s)	Number	Grant Date	Vesting Date(s)	Number
Gregory W. Cappelli	08/12/2014	08/12/2017	107,452	08/12/2014	08/12/2017	45,999
	08/12/2015	08/12/2017	221,713	08/12/2015	08/12/2017	78,969
		08/12/2018	221,713		08/12/2018	78,969
			443,426			157,938
Gregory J. Iverson	08/13/2013	08/13/2017	1,453	08/13/2013	08/13/2017	5,235
	08/12/2014	08/12/2017	1,388	08/12/2014	08/12/2017	4,002
		08/12/2018	1,388		08/12/2018	4,002
			2,776			8,004
	08/12/2015	08/12/2017	2,864	08/12/2015	08/12/2017	7,011
		08/12/2018	2,864		08/12/2018	7,011
		08/12/2019	2,864		08/12/2019	7,011
			8,592			21,033
				10/30/2015	08/12/2017	31,984
					08/12/2018	31,984
					08/12/2019	31,984
						95,952
Sean B.W. Martin	08/13/2013	08/13/2017	18,081	08/13/2013	08/13/2017	11,715
	08/12/2014	08/12/2017	14,852	08/12/2014	08/12/2017	9,256
		08/12/2018	14,852		08/12/2018	9,256
			29,704			18,512
	08/12/2015	08/12/2017	30,645	08/12/2014	08/12/2017	4,938
		08/12/2018	30,645	08/12/2015	08/12/2017	10,745
		08/12/2019	30,645		08/12/2018	10,745
			91,935			21,490
				08/12/2015	08/12/2017	15,714
					08/12/2018	15,714
					08/12/2019	15,714
						47,142
				11/16/2015	11/15/2017	91,702
					11/15/2018	91,702
						183,404
Curtis M. Uehlein	08/12/2014	08/12/2017	487	08/12/2014	08/12/2017	11,968
		08/12/2018	487		08/12/2018	11,968
			974			23,936
	08/12/2015	08/12/2017	1,005	08/12/2015	08/12/2017	5,641
		08/12/2018	1,005		08/12/2018	5,641
		08/12/2019	1,005		08/12/2019	5,641
			3,015			16,923
Peter V. Sperling	08/13/2013	08/13/2017	5,166	08/13/2013	08/13/2017	6,730
	08/12/2014	08/12/2017	4,505	08/12/2014	08/12/2017	5,283
		08/12/2018	4,505		08/12/2018	5,283
			9,010			10,566
	08/12/2015	08/12/2017	10,550	08/12/2015	08/12/2017	11,886
		08/12/2018	10,550		08/12/2018	11,886
		08/12/2019	10,550		08/12/2019	11,886
			31,650			35,658

Apollo Education Group, Inc. | 2016 Information Statement | 46

(3) Calculated by multiplying the number of unvested shares by $8.87, which was the closing selling price per share of our stock on August 31, 2016.
(4) Represents a Global PSU award subject to the same provisions as outlined in footnote 6 to the “Grants of Plan-Based Awards” table above, except that the satisfaction of the Global Performance Award Vesting Requirements is tied to the measurement period coincident with fiscal year 2017 and the specified service period covers fiscal years 2015, 2016 and 2017.
(5) Represents a Global PSU award subject to the same provisions outlined in footnote 4 above, except that the satisfaction of the Global Performance Award Vesting Requirements is tied to the measurement period coincident with fiscal year 2018 and the specified service period covers fiscal years 2016, 2017 and 2018.

Apollo Education Group, Inc. | 2016 Information Statement | 47

OPTION EXERCISES AND STOCK VESTED
The following provides certain summary information regarding the vesting of stock awards for our NEOs during fiscal year 2016. There were no stock option exercises by our NEOs during fiscal year 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Gregory W. Cappelli	124,968	1,129,711
Gregory J. Iverson	50,654	451,428
Sean B.W. Martin	158,789	1,417,477
Curtis M. Uehlein	53,134	475,987
Peter V. Sperling(3)	28,608	256,878
Joseph L. D’Amico	33,162	264,860
(1) Includes shares of our stock underlying certain stock awards, which vested on August 12, 2016 for Mr. Cappelli and on August 31, 2016 for all other NEOs, but were issued after the Compensation Committee’s certification of the attainment of the applicable performance goal(s) on October 10, 2016.
(2) Value realized on vesting is calculated as the product of (a) the closing price of our stock on the vesting date and (b) the number of shares of stock that vested on that date.
(3) Includes 11,886 Performance RSUs, valued at $105,429 at the time of vesting, that were deferred by Mr. Sperling in accordance with our deferred compensation plan. The actual value of the shares realized upon settlement may be different than the value reflected in this table. The value realized at the time of vesting is also reflected in the “Executive Contributions in Fiscal Year 2016” column of the “Non-Qualified Deferred Compensation” table below.

Apollo Education Group, Inc. | 2016 Information Statement | 48

PENSION BENEFITS
During the Company’s last completed fiscal year, none of the NEOs participated in any plan that provides for payments or other benefits in connection with retirement.

Apollo Education Group, Inc. | 2016 Information Statement | 49

NON-QUALIFIED DEFERRED COMPENSATION
We sponsor a deferred compensation plan that provides our executive officers, including the NEOs, and other key employees the opportunity to defer a specified percentage of their annual base salary and/or their bonus under the annual cash bonus plan (in each case, up to 75%). We may also make discretionary contributions to this plan pursuant to the terms of the plans and as permitted by applicable law.
The deferred amounts, and any related contributions from the Company, are credited to a participant’s account in which the participant is immediately vested. Participant accounts are hypothetically or “notionally” invested in one or more investment funds and adjusted for gains or losses based on the rate of return on the assets in each notional investment fund. We do not guarantee any returns on participant contributions. A variety of investment funds are available for selection and the participant may change his or her investment choices daily. The available investment funds used to track such notional investment return are substantially the same as those offered under our 401(k) Plan.
Distribution of the deferred account balance, including the notional investment return (or loss), is made in either a lump sum or a series of installments over a period of up to ten years (as pre-designated by the participant) following the participant’s termination of employment or upon one or more dates specified in advance by the participant. In the event the participant dies prior to receiving his entire deferred account balance, the participant’s beneficiary will receive a lump sum distribution of the remaining balance.
In November 2014, a deferral feature for the RSU portion of the annual LTI awards provided to executive officers was added, beginning with the annual LTI awards that were granted in August 2015 for fiscal year 2016. An executive officer may elect to defer the settlement of one hundred percent (100%) of his or her annual RSU LTI award until termination of employment or until January 1 of any calendar year that is at least five years following the grant date. Mr. Sperling elected to defer the settlement of the RSUs that were granted to him in August 2015; no other NEO has elected to defer any of his RSUs.
The following summarizes the activity under our deferred compensation plan for each NEO during fiscal year 2016 and his respective participant account balance as of August 31, 2016. There were no withdrawals by or distributions to any NEO during fiscal year 2016.

Name	Executive Contributions in Fiscal Year 2016(1)(2) ($)	Registrant Contribution in Fiscal Year 2016(3) ($)	Aggregate Earnings in Fiscal Year 2016(4) ($)	Aggregate Balance at the End of Fiscal Year 2016(5) ($)
Gregory W. Cappelli	—	—	—	—
Gregory J. Iverson	4,679	1,251	1,909	19,596
Sean B.W. Martin	1,976	1,251	1,878	27,341
Curtis M. Uehlein	—	—	—	—
Peter V. Sperling	777,256	—	262,755	3,867,272
Joseph L. D’Amico	—	—	—	—
(1) Represents eligible compensation voluntarily deferred by the NEO during fiscal year 2016 under our deferred compensation plan. Except as otherwise noted in footnote 2 for Mr. Sperling, these amounts are included in the Salary column of the “Summary Compensation Table” for fiscal year 2016.
(2) For Mr. Sperling, includes $671,827 in deferred base salary, which is included in the Salary column of the “Summary Compensation Table” for fiscal year 2016, and $105,429 in the value of deferred Performance RSUs granted to Mr. Sperling in August 2015 that vested in August 2016, as described above and in the “Option Exercises and Stock Vested” section above.
(3) These are amounts that would have been contributed to the 401(k) Plan on the NEOs’ behalf had their contributions not been limited by federal tax regulation and are included in the All Other Compensation column of the “Summary Compensation Table” for fiscal year 2016.
(4) Represents the net amount credited to NEOs’ accounts based on the notional rate of return of the investments in which the NEOs’ accounts were deemed invested during fiscal year 2016. These amounts do not represent above-market earnings and therefore are not reported in the “Summary Compensation Table” for fiscal year 2016.
(5) For Mr. Martin, includes a total of $19,915 in compensation previously reported in the “Summary Compensation Table” in fiscal years 2012 through 2015. For Mr. Sperling, includes $580,414 in deferred base salary included in the “Summary Compensation Table” in the Salary column for fiscal year 2015 and a total of $2,119,053 in compensation previously reported in the “Summary Compensation Table” for fiscal years 2013 and 2014.

Apollo Education Group, Inc. | 2016 Information Statement | 50

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
Other than the employment agreement with Mr. Cappelli described below, we do not have employment agreements with any of the other NEOs.
Employment Agreement with Mr. Cappelli
During fiscal year 2014, we entered into an amended agreement with Mr. Cappelli (the “Restated Agreement”), which amended and extended the term of his employment agreement from August 31, 2014 to August 31, 2017, and established his annual base salary and annual bonus target for fiscal year 2016 and thereafter at levels not less than those set forth for fiscal year 2015 ($1,000,000 and 150%, respectively).
With respect to Mr. Cappelli’s compensation arrangements for services performed under the Restated Agreement after the Company’s 2015 fiscal year, the Compensation Committee will conduct an annual review of Mr. Cappelli’s annual compensation arrangements utilizing comparator data and the Company’s compensation percentile objectives versus the peer group (currently, the 50th percentile for target total cash compensation and 75th percentile for Target TDC). Subject to the minimums described above with respect to Mr. Cappelli’s annual base salary and annual bonus target, the annual review will be subject to the Compensation Committee’s discretion to adjust Mr. Cappelli’s compensation package based on the compensation objectives set by the Compensation Committee from time to time, Mr. Cappelli’s performance, the Company’s financial performance, total shareholder return and other factors that the Compensation Committee determines to be appropriate. For information regarding Mr. Cappelli’s fiscal year 2016 compensation, please see the “Compensation Discussion and Analysis” section above.
In addition, in the event of an involuntary termination of Mr. Cappelli’s employment other than for “cause” or resignation for “good reason” (as such terms are defined in his Restated Agreement), he would be entitled to a 12-month service-vesting credit with respect to each of his unvested stock options, restricted stock units or other equity awards. However, should any such unvested equity awards also have a performance-vesting condition at the time of termination, then upon the attainment of the applicable performance goals, the applicable service-vesting credit will be applied toward the satisfaction of any service-vesting requirement that was not otherwise satisfied at that time.
Other compensation and benefits to which Mr. Cappelli may become entitled upon his termination of employment under certain circumstances are described below.
Severance Plan
Our executive officers, including the NEOs, and other senior executives may be entitled to the following severance benefits under our Severance Plan, as amended from time to time, in the event their employment with the Company is involuntarily terminated other than for cause (as set forth more fully in the Severance Plan):

(i)
18 to 24 months of base salary and an amount equal to 100% of the average of the NEO’s annual bonuses earned for the three fiscal years preceding the fiscal year of his termination, paid in the form of salary continuation payments (“Cash Severance”);

(ii)	Estimated COBRA health care coverage costs for a period consistent with the length of the NEO’s salary continuation period, paid in a lump sum;

(iii)
Limited pro-rated vesting of the annual vesting installment of outstanding equity awards for the period in which such termination occurs, but subject to the attainment of any applicable performance goals; and

(iv)	Outplacement assistance for up to six months.
As of August 31, 2016, Messrs. Cappelli and Sperling each are entitled to 24 months’ Cash Severance (although in Mr. Cappelli’s case, his Cash Severance would be paid over 12 months under the terms of his Restated Agreement), and Messrs. Iverson, Martin and Uehlein each are entitled to 18 months’ Cash Severance. Mr. D’Amico left the Company voluntarily and received no Cash Severance.
However, to the extent a NEO or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the Severance Plan will be offset by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Mr. Cappelli’s Restated Agreement with the Company provides severance benefits or salary/bonus continuation payments in the event his employment is terminated under certain circumstances and those amounts will be applied as a direct offset to potential benefits under the Severance Plan.

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The receipt of severance benefits under the Severance Plan will be conditioned upon the NEO’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and compliance with certain non-competition, non-solicitation and non-disparagement covenants.
Equity Awards
Pursuant to the terms of our 2000 Stock Plan, each outstanding award under that plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding stock. In addition, the number of Global PSUs that would vest under the November 2014 and November 2015 Global Performance Awards made to Mr. Uehlein would be determined based on the amount of adjusted free cash flow realized by Apollo Global for the 12-month period ending on the last day of the fiscal quarter immediately preceding or coincident with the change in control or ownership of the Company or Apollo Global. For further information concerning the applicable performance measure for the Global PSUs and the process of determining the Global PSUs earned based on performance goal attainment, please see the “Compensation Discussion and Analysis” section above.
Except for Mr. Cappelli, whose special vesting provisions are governed by his Restated Agreement described above, outstanding equity awards may vest on an accelerated or limited pro-rated basis in the event of the NEOs’ termination under certain circumstances:

•
Stock options and RSUs (except the special retention RSUs granted in August 2015) would vest on a pro-rated basis upon an involuntary termination not for cause. Such pro-rated vesting would be based on the number of months of employment with the Company actually completed by the NEO during the current installment vesting period (rounded up to the next whole month), subject to the attainment of any applicable performance goals.

◦	The special retention RSUs granted in August 2015 would vest in full on an accelerated basis upon an involuntary termination not for cause.

•
PSUs would vest on a pro-rated basis upon a voluntary termination, involuntary termination not for cause, death or disability. For further information concerning the applicable performance measure for Mr. Uehlein’s Global PSUs and the process of determining the number of Global PSUs earned based on performance goal attainment, please see the “Compensation Discussion and Analysis” section above.

◦
In the event of a voluntary termination, such pro-rated vesting would be based on the number of fiscal years of employment with the Company actually completed by the NEO during the service vesting period, subject to the attainment of any applicable performance goals.

◦
In the event of an involuntary termination not for cause, death or disability, such pro-rated vesting would be based on the number of months of employment with the Company actually completed by the NEO during the service vesting period (rounded up to the next whole month), subject to the attainment of any applicable performance goals.

Cash Awards
The September 2014 and December 2014 cash retention awards made to Mr. Uehlein and the August 2015 special cash retention awards made to Messrs. Cappelli, Iverson and Martin would vest in full on an accelerated basis and the related repayment obligations would lapse in the event the applicable NEO is involuntarily terminated not for cause prior to the awards’ original vesting dates. The lapsing of the repayment obligations would be conditioned upon the applicable terminating NEO’s delivery of an effective and enforceable general release of all claims against the Company.
The performance cash bonus awards made to Mr. Uehlein as part of the November 2014 and November 2015 Global Performance Awards would vest, subject to the attainment of any applicable performance goals, on a limited pro-rated basis in the event of his voluntarily termination, involuntary termination not for cause, death or disability during the applicable service periods.

•
In the event of a voluntary termination, such pro-rated vesting would be based on the number of fiscal years of employment with the Company actually completed by the NEO during the service vesting period, subject to the attainment of any applicable performance goals.

•
In the event of an involuntary termination not for cause, death or disability, such pro-rated vesting would be based on the number of months of employment with the Company actually completed by the NEO during the service vesting period (rounded up to the next whole month), subject to the attainment of any applicable performance goals.

In addition, these awards would vest on an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding stock. In such event, the performance cash bonus amount earned would be determined based on the amount of adjusted free cash flow realized by Apollo Global for the 12-month period ending on the last day of the fiscal quarter immediately preceding or coincident with the change in control or ownership of the Company or Apollo Global. For further

Apollo Education Group, Inc. | 2016 Information Statement | 52

information concerning the applicable performance measure for the performance cash bonus and the process of determining the amount earned based on performance goal attainment, please see the “Compensation Discussion and Analysis” section above.
Quantification of Benefits
The charts below indicate the potential payments to which each NEO would be entitled upon a termination of employment both in connection with and not in connection with a change of control, pursuant to the Restated Agreement or the Severance Plan provisions described above, or under the accelerated vesting provisions of equity and/or cash awards. These amounts were calculated based on the following assumptions:

•	The NEO’s employment terminated on August 31, 2016 under circumstances entitling the NEO to severance benefits under the Restated Agreement or the Severance Plan, as applicable.

•	The annual base salary used to determine any severance benefits is the respective NEO’s annual base salary in effect as of August 31, 2016.

•
The change of control date used to calculate any severance benefits related to a change of control is August 31, 2016 and the change of control consideration paid per share of outstanding stock is the per share merger consideration of $10.00, as defined in the Merger Agreement.

•
The Global CIC Supplemental Payments, as described in the “Compensation Discussion and Analysis” section above, are equal to the difference between Mr. Uehlein’s target award amounts for the Global Performance Awards covering the fiscal year performance periods 2015-2017 and 2016-2018 (in each case, $600,000) and the CIC payout. The CIC payout is calculated using the adjusted free cash flow for the trailing 12-month period ending on the last fiscal quarter coincident or immediately preceding the CIC.

•
For Mr. Cappelli, the cash severance calculation is equal to (a) two times his annual base salary in effect as of August 31, 2016, plus (b) two times the average of his actual bonuses for fiscal years 2015, 2014 and 2013, payable in installments over 12 months pursuant to the terms of his Restated Agreement; and

•
For the other NEOs, the cash severance calculation is equal to the applicable NEO’s (a) monthly base salary continuation, plus (b) 100% of the average of his actual bonuses for fiscal years 2015, 2014 and 2013, payable in equal monthly installments over the number of months specified below pursuant to the terms of the Severance Plan.

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Potential Payments upon Termination in Connection with a Change of Control

Name	Cash Severance(1) ($)	Cash Performance & Retention Amounts(2) ($)	Global CIC Supplemental Payments(3) ($)	Accelerated Vesting of Equity Awards(4)(5) ($)	COBRA Payment & Outplacement Services(6) ($)	Total Payment ($)
Gregory W. Cappelli	3,423,400	375,000	—	2,039,370	50,353	5,888,123
Gregory J. Iverson	886,831	40,000	—	1,302,240	18,920	2,247,991
Sean B.W. Martin	1,198,395	105,000	—	2,872,010	27,331	4,202,736
Curtis M. Uehlein	874,781	800,000	246,030	762,560	32,511	2,715,882
Peter V. Sperling	2,348,222	—	—	529,540	21,255	2,899,017
(1) The cash severance amount would be paid in a series of successive equal monthly installments over the following periods, subject to any required hold-back of one or more of the monthly installments under applicable tax laws:

•	12 months for Mr. Cappelli;

•	18 months for Messrs. Iverson, Martin and Uehlein; and

•	24 months for Mr. Sperling.
(2) Includes the following amounts that were unvested as of August 31, 2016. The repayment obligation for the NEOs’ August 2015 special cash retention awards would lapse following an involuntary termination of employment. For Mr. Uehlein, the performance cash component of his Global Performance Awards and the September 2014 and December 2014 cash retention award amounts would be paid in a lump sum as a result of a change of control and the payment would be made as soon as administratively practicable after the effective date of a change of control, but in no event later than 30 days following the effective date of that change of control. The performance cash component of Mr. Uehlein’s Global Performance Awards is assumed to be equal to the target amount based on attainment of the applicable performance goal at target. In all cases, lapsing of the repayment obligation and/or payment would be conditioned upon the terminating NEO’s delivery of an effective and enforceable general release of all claims against the Company.

Name	Global Cash Performance Awards ($)	September 2014 Cash Retention Award ($)	December 2014 Cash Retention Award ($)	August 2015 Cash Retention Award ($)	Total Cash Retention and Performance Awards ($)
Gregory W. Cappelli	—	—	—	375,000	375,000
Gregory J. Iverson	—	—	—	40,000	40,000
Sean B.W. Martin	—	—	—	105,000	105,000
Curtis M. Uehlein	600,000	100,000	100,000	—	800,000
(3) The amount is calculated as the difference between (i) the $600,000 target award amount for the Global PSU component of Mr. Uehlein’s Global Performance Awards and (ii) the product of (a) the number of Global PSUs granted to Mr. Uehlein as part of the applicable Global Performance Award and (b) the $10.00 per share merger consideration.
(4) Represents the intrinsic value of each RSU or PSU that would vest on an accelerated basis upon the change of control. As of August 31, 2016, the NEOs’ stock options did not have any intrinsic value because the exercise prices in effect for their stock options exceed the $10.00 per share merger consideration. For RSUs and PSUs, the amount is the product of (a) the aggregate number of shares that would vest on an accelerated basis and (b) the $10.00 per share merger consideration. Additionally, the Global PSU component of Mr. Uehlein’s Global Performance Award is assumed to vest at the target number of shares based on attainment of the applicable performance goal at target.
(5) Immediately following the consummation of a change of control, the NEOs’ unexercised stock options would be cancelled, unless assumed by the successor corporation.
(6) Includes $3,969 for the estimated value of six months of outplacement assistance services, which is a double-trigger entitlement provided at the Company’s expense to Mr. Cappelli pursuant to the Company’s historical practice of providing such benefits to similarly situated executive employees, and to Messrs. Iverson, Martin, Uehlein and Sperling, pursuant to the terms of the Company’s Severance Plan.

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Potential Payments Solely upon Change of Control
The following payments would be made upon certain changes in control or ownership of the Company on August 31, 2016, whether or not the executive officer’s employment was in fact terminated at that time. The payment amounts would be calculated on the same basis as described in “Potential Payments upon Termination in Connection with a Change of Control” above.

•	Mr. Uehlein’s performance cash component of his Global Performance Awards;

•	Mr. Uehlein’s Global CIC Supplemental Payment; and

•	The NEOs’ accelerated vesting of equity awards.
Potential Payments upon Termination Not in Connection with a Change of Control

Name	Cash Severance(1) ($)	Cash Performance & Retention Awards(2) ($)	Accelerated and/or Pro-Rated Vesting of Equity Awards(3)(4)(5) ($)	COBRA Payment & Outplacement Services(6) ($)	Total Payment ($)
Gregory W. Cappelli	3,423,400	375,000	1,108,466	50,353	4,957,219
Gregory J. Iverson	886,831	40,000	6,821	18,920	952,572
Sean B.W. Martin	1,198,395	105,000	209,758	27,331	1,540,484
Curtis M. Uehlein	874,781	500,000	150,843	32,511	1,558,135
Peter V. Sperling	2,348,222	—	8,870	21,255	2,378,347
(1) The cash severance amount would be paid in a series of successive equal monthly installments over the following periods, subject to any required hold-back of one or more of the monthly installments under applicable tax laws:

•	12 months for Mr. Cappelli;

•	18 months for Messrs. Iverson, Martin and Uehlein; and

•	24 months for Mr. Sperling.
(2) Includes the following amounts that were unvested as of August 31, 2016. The repayment obligation for the NEOs’ August 2015 special cash retention awards would lapse following an involuntary termination of employment. For Mr. Uehlein, the performance cash component of his Global Performance Awards would be paid no later than the last day of the calendar year in which the applicable performance period(s) end, and the September 2014 and December 2014 cash retention award amounts would be paid in a lump sum within 60 days following his involuntary termination of employment. The performance cash component of Mr. Uehlein’s Global Performance Awards is assumed to be equal to the target amount based on attainment of the applicable performance goal at target. In all cases, lapsing of the repayment obligation and/or payment would be conditioned upon the terminating NEO’s delivery of an effective and enforceable general release of all claims against the Company.

Name	Global Cash Performance Awards ($)	September 2014 Cash Retention Award ($)	December 2014 Cash Retention Award ($)	August 2015 Cash Retention Award ($)	Total Cash Retention and Performance Awards ($)
Gregory W. Cappelli	—	—	—	375,000	375,000
Gregory J. Iverson	—	—	—	40,000	40,000
Sean B.W. Martin	—	—	—	105,000	105,000
Curtis M. Uehlein	300,000*	100,000	100,000	—	500,000
*Represents the pro-rated amount of the remaining unvested portions of the performance cash component of Mr. Uehlein’s Global Performance Awards that would vest on an accelerated basis upon an involuntary termination not for cause that occurred on August 31, 2016, assuming attainment of the applicable performance goal at target.
(3) As of August 31, 2016, the NEOs’ stock options did not have any intrinsic value because the exercise prices in effect for their stock options exceed the $8.87 closing selling price of our stock on August 31, 2016. For RSUs and PSUs, the amount is the product of (a) the aggregate number of shares that would vest on an accelerated and/or pro-rated basis and (b) the $8.87 closing selling price of our stock on August 31, 2016. Additionally, the Global PSU component of Mr. Uehlein’s Global Performance Awards is assumed to vest at the target number of shares based on attainment of the applicable performance goal at target, pro-rated based on the number of fiscal years of service completed with either Apollo Global or the Company during the applicable service-vesting period.

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(4) For Mr. Cappelli, this amount represents the intrinsic value of each RSU that would vest in whole or in part on an accelerated basis in connection with an involuntary termination of employment other than for “cause” or resignation for “good reason” (as such terms are defined in his Restated Agreement). For each of Mr. Cappelli’s equity awards, the vesting acceleration calculation takes into account the 12-month service-vesting credit to which he would be entitled upon such termination of employment. For Messrs. Iverson, Martin, Uehlein and Sperling, represents the intrinsic value of the limited portion of each RSU or PSU award granted after June 23, 2010, that would vest on an accelerated and/or pro-rated basis under the Severance Plan in connection with an involuntary termination of employment (other than for cause).
(5) Pursuant to Mr. Cappelli’s Restated Agreement, his stock options would remain outstanding and exercisable for an extended period after his termination under certain circumstances. The stock options of the other NEOs would remain outstanding and exercisable for a period of 90 days post-termination.
(6) Includes $3,969 for the estimated value of six months of outplacement assistance services, which is a double-trigger entitlement provided at the Company’s expense to Mr. Cappelli pursuant to the Company’s historical practice of providing such benefits to similarly situated executive employees, and to Messrs. Iverson, Martin, Uehlein and Sperling, pursuant to the terms of the Company’s Severance Plan.
Potential Payments upon Death

Name	Pro-Rata Bonus(1) ($)	Cash Performance & Retention Awards(2) ($)	Accelerated and/or Pro-Rated Vesting of Equity Awards(3)(4)(5) ($)	COBRA Payment & Outplacement Services(6) ($)	Total Payment ($)
Gregory W. Cappelli	1,239,090	375,000	1,108,466	—	2,722,556
Gregory J. Iverson	275,742	40,000	—	—	315,742
Sean B.W. Martin	344,660	105,000	—	—	449,660
Curtis M. Uehlein	216,694	400,000	137,831	—	754,525
Peter V. Sperling	721,800	—	—	—	721,800
(1) The 2016 Bonus Plans, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to an executive’s estate in the case of death during the fiscal year, based on actual performance goal attainment achieved for that fiscal year. The amounts above assume the NEO’s termination due to death on August 31, 2016. For more details on the 2016 Bonus Plans, see discussion above in the “Grants of Plan-Based Awards” section.
(2) Includes the same amounts listed in the Cash Performance & Retention Awards column of the table in the “Potential Payments upon Termination Not in Connection with a Change of Control” section above, except for Mr. Uehlein’s December 2014 cash retention award, which would immediately be cancelled in full upon his death. The repayment obligation for the NEOs’ August 2015 special cash retention awards would lapse following a termination due to death. For Mr. Uehlein, the performance cash component of his Global Performance Awards would be paid no later than the last day of the calendar year in which the applicable performance period(s) end, and the September 2014 cash retention award amount would be paid in a lump sum within 60 days following his termination due to death.
(3) For Mr. Cappelli, includes the same amount listed in the Accelerated and/or Pro-Rated Vesting of Equity Awards column of the table in the “Potential Payments upon Termination Not in Connection with a Change of Control” section above.
(4) For Mr. Uehlein, represents the amount of the remaining unvested portion of Mr. Uehlein’s Global PSUs that would vest on a pro-rated basis upon death on August 31, 2016, assuming attainment of the applicable performance goal at the 100% target level. The amount is calculated by multiplying the aggregate number of shares that would vest on such pro-rated basis by $8.87.
(5) The NEOs’ stock options would remain outstanding and exercisable for an extended 12-month period after their terminations due to death.
(6) No COBRA and/or outplacement services would be payable to the NEOs should their employment cease by reason of death.

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Potential Payments upon Disability

Name	Pro-Rata Bonus(1) ($)	Cash Performance & Retention Awards(2) ($)	Accelerated and/or Pro-Rated Vesting of Equity Awards(3)(4) ($)	COBRA Payment & Outplacement Services(5) ($)	Total Payment ($)
Gregory W. Cappelli	1,239,090	375,000	1,108,466	—	2,722,556
Gregory J. Iverson	275,742	40,000	—	—	315,742
Sean B.W. Martin	344,660	105,000	—	—	449,660
Curtis M. Uehlein	216,694	300,000	137,831	—	654,525
Peter V. Sperling	721,800	—	—	—	721,800
(1) The 2016 Bonus Plans, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to an executive in the event of disability during the fiscal year, based on actual performance goal attainment achieved for that fiscal year. The amounts above assume the NEO’s termination due to disability on August 31, 2016. For more details on the 2016 Bonus Plans, see discussion above in the “Grants of Plan-Based Awards” section.
(2) Includes the same amounts listed in the Cash Performance & Retention Awards column of the table in the “Potential Payments upon Death” section above, except for Mr. Uehlein’s September 2014 cash retention award, which would immediately be cancelled in full upon his disability. The repayment obligation for the NEOs’ August 2015 special cash retention awards would lapse following a termination due to disability. For Mr. Uehlein, the performance cash component of his Global Performance Awards would be paid no later than the last day of the calendar year in which the applicable performance period(s) end.
(3) Includes the same amounts listed in the Accelerated and/or Pro-Rated Vesting of Equity Awards column of the table in the “Potential Payments upon Death” section above.
(4) The NEOs’ stock options would remain outstanding and exercisable for an extended 12-month period after their terminations due to disability.
(5) No COBRA and/or outplacement services would be payable to the NEOs should their employment cease by reason of disability.

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DIRECTOR COMPENSATION
Our director compensation program is designed to support continued attraction and retention of highly qualified non-employee directors and generally consists of a cash component that compensates directors for their service on the Board and its committees, and an equity component to align the interests of directors and shareholders and, by vesting over time, to create an incentive for continued service on the Board.
During fiscal year 2016, Messrs. Cappelli and Sperling and Ms. Bishop, each of whom is an executive officer of the Company, did not receive any additional cash or equity compensation for their services as directors.
Cash Compensation
Annual Retainer. During fiscal year 2016, each of our non-employee directors received a $95,000 annual retainer. Additionally, committee chairpersons received the following annual retainers, paid quarterly unless subject to a deferral election (as described further below), during fiscal year 2016:

Position	Annual Retainer ($)
Lead Independent Director	50,000
Audit Committee Chair	20,000
Special Committee Chair(1)	20,000
Compensation Committee Chair	18,000
Nominating and Governance Committee Chair	16,000
Finance Committee Chair	16,000
(1) During fiscal year 2016, Dr. Kirschner received a prorated portion of her annual retainer of $20,000 in the amount of $3,804 for her service as chairperson of the Special Committee that was formed in June 2016 to investigate, review and analyze the facts, transactions, events and circumstances relating to claims under the Shareholder Derivative Lawsuit, as described in Note 16, Commitments and Contingencies in Item 8, Financial Statements and Supplementary Data of our Form 10-K filed with the SEC on October 20, 2016. Each member of this committee, including Dr. Kirschner, was also paid a one-time retainer of $5,000 during fiscal year 2016, in addition to the meeting fees described below. These amounts are included in the Director Compensation table below.
Meeting Fees. We do not pay any fees for Board meetings attended. Non-employee directors received the following amounts for each committee meeting attended:

Committee	Per Meeting Fee ($)
Independent Directors	2,000
Audit, Special Litigation(1) and Special Committees	2,000
Compensation, Nominating and Governance and Finance Committees	1,500
(1) The Special Litigation Committee was formed and dissolved during fiscal year 2016, as described in the “Directors, Executive Officers and Corporate Governance” section above. Each member of the Special Litigation Committee (Dr. Kirschner, Dr. Born and Mr. Rivelo) received a fee, which is included in the Director Compensation table below, for the single committee meeting held during fiscal year 2016.
The meeting fee for each of the various Board committees is reduced by 50% if the duration of the meeting is less than one hour.
Expenses. We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation
None of the non-employee directors was granted stock options for their fiscal year 2016 Board service. For their fiscal year 2016 Board service, each non-employee director was granted 12,893 RSUs on August 12, 2015 that vested on August 31, 2016. Each such RSU award had a grant-date fair value of $160,002, determined in accordance with ASC 718 and calculated by multiplying the number of shares of our stock underlying the RSUs by the closing selling price per share of our stock as of the August 12, 2015 grant date. Each RSU granted entitles the director to one share of our stock upon the director’s continuation in Board service through the vesting date of that RSU, unless the issuance of such vested share is subject to a deferral election (as described further below).

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Because the Company is restricted from making any new equity grants while the merger is pending, none of the non-employee directors was granted equity during fiscal year 2016 for their fiscal year 2017 Board service, as would normally have occurred if there were no Merger Agreement.
Director Compensation
The following summarizes the compensation of each non-employee director who served as a director during fiscal year 2016:

	Fees Earned or Paid in Cash(1)
Name	Annual Retainer ($)	Committee Meeting Fees ($)	Committee Chairperson - Additional Retainer ($)	Other Fees(2) ($)	Total ($)
Dr. Dana H. Born	95,000	57,000	—	5,000	157,000
Matthew Carter, Jr.	95,000	69,750	—	—	164,750
Richard H. Dozer	95,000	78,500	—	—	173,500
Dr. Roy A. Herberger, Jr.	95,000	23,750	84,000	93,250	296,000
Dr. Ann Kirschner	95,000	31,750	3,804	5,000	135,554
Robert S. Murley	95,000	82,750	36,000	—	213,750
Manuel F. Rivelo	95,000	16,000	—	5,000	116,000
Darby E. Shupp(3)	95,000	—	—	46,500	141,500
Allen R. Weiss	95,000	27,250	—	—	122,250
(1) Includes the annual retainer and committee chairperson retainer, if applicable, earned by each director during fiscal year 2016 for service in such capacity, as well as committee meeting and other fees for attendance at Board committee meetings, regardless of whether the fees were actually paid during the fiscal year. No other cash compensation was paid to any director for fiscal year 2016.
(2) Includes the following:

•	For each of Dr. Born, Dr. Kirschner, and Mr. Rivelo, a one-time retainer in the amount of $5,000 for his or her service on the Special Committee.

•
For Dr. Herberger, an annual retainer in the amount of $49,000 for his service on the Board of Trustees of University of Phoenix, and $44,250 for attending and participating in Finance Committee meetings during fiscal year 2016.

•	For Ms. Shupp, $46,500 for attending and participating in Finance Committee meetings during fiscal year 2016.
(3) Ms. Shupp is provided office space and related services by Apollo in connection with her services as an executive employee of various organizations affiliated with the late Dr. John Sperling. We do not believe that any incremental costs have been incurred in connection with those items and accordingly, no compensation has been attributed to Ms. Shupp for those items.
There were no shares of our stock subject to outstanding RSUs held by non-employee directors as of August 31, 2016. The following summarizes the aggregate number of shares of our stock subject to outstanding and unexercised stock option awards held by non-employee directors as of August 31, 2016:

Name	Number of Shares of Stock Subject to All Outstanding Options Held as of August 31, 2016 (#)
Dr. Dana H. Born	—
Matthew Carter, Jr.	2,847
Richard H. Dozer	6,122
Dr. Roy A. Herberger, Jr.	29,518
Dr. Ann Kirschner	26,518
Robert S. Murley	8,018
Manuel F. Rivelo	16,518
Darby E. Shupp	12,242
Allen R. Weiss	5,425

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Deferral Election Program for Non-Employee Directors
We have a deferral election program that provides each non-employee director with the opportunity to defer up to 100% of annual retainer payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the annual retainer subject to the election would be earned.
During the deferral period, any deferred annual retainer is credited with an investment return (or loss) based on the investment funds the non-employee director selects to measure that return. The available investment funds are substantially the same as those offered under our 401(k) Plan and the non-employee director may change investment choices daily.
Each non-employee director may also file an election to defer the settlement of shares with respect to the annual RSU awards made to him or her while the program is in effect. The election must be made prior to the start of the calendar year in which the RSUs that would be subject to that election are awarded. The non-employee director may elect to defer settlement of the shares subject to the RSU awards in 10% increments up to 100% of the RSUs awarded, or in a designated dollar value of the RSUs awarded, in any multiple of $1,000.
The annual retainer deferred for each calendar year, together with the credited investment return (or loss) and/or the shares to be issued upon settlement of the deferred RSUs, are distributed in either a lump sum or a series of annual installments over a period of up to 10 years (as specified by the non-employee director in his or her deferral election for that year) following cessation of Board service. In the event a non-employee director dies prior to receiving his or her entire deferred balance of cash or shares in respect to RSUs that had been deferred, the non-employee director’s beneficiary would receive a lump sum distribution of the remaining balance of the account.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is solely responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. Before selecting our independent registered public accounting firm, the Audit Committee considers various factors, including the firm’s performance and qualifications, independence and integrity. As a result of this process, the Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year ending August 31, 2017. Deloitte has served as our independent registered public accounting firm since our fiscal year ended August 31, 2004.
The Audit Committee has recommended that the holders of Class B Common Stock vote for ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017. Representatives of Deloitte are expected to be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement and will be available to respond to questions.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte to provide services to the Company and its subsidiaries. During fiscal year 2016, no non-audit services under the de minimis provisions described in the applicable SEC rules and regulations were provided without pre-approval by the Audit Committee.
Independence Assessment by Audit Committee
The Company’s Audit Committee determined that the services provided by Deloitte as set forth herein are compatible with maintaining Deloitte’s independence and all non-audit related fees and services were approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees
The following is a summary of the fees billed to us by Deloitte and Deloitte Tax LLP for professional services provided for fiscal years 2016 and 2015:

Fee Category	2016	2015
Audit Fees(1)
SEC filings and subsidiary stand-alone financial statements	$2,468,000	$2,488,000
Compliance and regulatory audits	450,000	430,000
Tax Fees(2)	107,000	95,000
All Other Fees(3)	3,000	3,000
Total Fees	$3,028,000	$3,016,000
(1) Consists of fees for professional services provided in connection with the annual audit of our consolidated and subsidiary stand-alone financial statements, audit of our internal control over financial reporting, review of our quarterly consolidated financial statements and audit services performed in connection with other statutory and regulatory filings.
(2) Consists of fees for professional services for tax compliance, tax planning and tax advice, including assistance regarding tax audit defense and mergers and acquisitions.
(3) Consists of fees for permitted services other than audit and tax fees and includes accounting subscriptions.

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BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee’s charter adopted by the Board and last amended December 12, 2013. The charter is available on the Investor Relations section of the Company’s website at http://www.apollo.edu.
The Audit Committee is composed of five directors, all of whom meet the standards of independence adopted by the SEC. The Audit Committee appoints and approves in advance all services to be performed by Deloitte, the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed the Company’s 2016 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting for the year ended August 31, 2016, with management and with representatives of Deloitte.
The Audit Committee has also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence.
The Audit Committee has considered whether the provision to the Company by Deloitte of limited non-audit services is compatible with maintaining the independence of Deloitte. The Audit Committee has satisfied itself as to the independence of Deloitte.
Based on the above review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2016.
Submitted by:
Robert S. Murley, Chair
Dana H. Born
Matthew Carter, Jr.
Richard H. Dozer
Allen R. Weiss

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below presents certain information regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of October 31, 2016, by the following:

•	Each entity we know to own 5% or more of our Class B Common Stock;

•	Each of our directors;

•	Each of our NEOs as identified in the Summary Compensation Table;

•	All of our directors and executive officers as a group; and

•	The John Sperling Revocable Trust.
We determined beneficial ownership in accordance with SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. As defined by such rules, each entity or person is deemed to be a “beneficial owner” if the entity or person has or shares the power to vote or direct the voting of a security or the power to dispose or direct the disposition of such security. To our knowledge, our deemed beneficial owners have sole voting and investment power with respect to their shares of Class A Common Stock or Class B Common Stock, except to the extent that authority is shared by spouses under applicable law or as otherwise noted. The address of each beneficial owner named in the table below is in care of Apollo Education Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040.
We determined the applicable ownership percentage for each beneficial owner based on 109,317,352 shares and 475,149 shares of our outstanding Class A and Class B Common Stock, respectively, as of October 31, 2016. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Class A Common Stock			Class B Common Stock
Beneficial Owner	Shares Beneficially Owned(1) (#)		Percent of Class Owned (%)	Shares Beneficially Owned (#)		Percent of Class Owned (%)
John Sperling Revocable Trust(2)	6,126,706		5.6	—		—
Peter V. Sperling	2,153,581	(3)	2.0	232,068	(4)	48.8
Gregory W. Cappelli	1,710,708		1.5	—		—
Sean B.W. Martin	261,779	(5)	*	—		—
Apollo Class B Voting Stock Trust No. 1(2)	243,081	(6)	*	243,081		51.2
Joseph L. D’Amico	230,860	(7)	*	—		—
Terri C. Bishop	83,651	(8)	*	—		—
Curtis M. Uehlein	76,981		*	—		—
Gregory J. Iverson	61,713		*	—		—
Dr. Roy A. Herberger, Jr.	56,137		*	—		—
Darby E. Shupp	51,377		*	—		—
Dr. Ann Kirschner	49,727	(9)	*	—		—
Richard H. Dozer	44,222		*	—		—
Manuel F. Rivelo	43,923		*	—		—
Allen R. Weiss	42,969		*	—		—
Robert S. Murley	41,857		*	—		—
Matthew Carter, Jr.	39,546		*	—		—
Dr. Dana H. Born	12,517		*	—		—
All Executive Officers and Directors (18 persons)	5,046,674		4.5	232,068		48.8

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(1) Includes the following shares of our Class A Common Stock that each beneficial owner has the right to acquire within 60 days of October 31, 2016:

Beneficial Owner	Shares (#)
John Sperling Revocable Trust	—
Peter V. Sperling	53,530
Gregory W. Cappelli	1,272,389
Sean B.W. Martin	132,664
Apollo Class B Voting Stock Trust No. 1	—
Joseph L. D’Amico	48,768
Terri C. Bishop	38,203
Curtis M. Uehlein	1,979
Gregory J. Iverson	13,143
Dr. Roy A. Herberger, Jr.	48,560
Darby E. Shupp	12,242
Dr. Ann Kirschner	45,445
Richard H. Dozer	13,228
Manuel F. Rivelo	20,717
Allen R. Weiss	5,425
Robert S. Murley	25,593
Matthew Carter, Jr.	13,316
Dr. Dana H. Born	2,578
All Executive Officers and Directors (18 persons)	1,901,068
(2) The trustees of the John Sperling Revocable Trust and the Apollo Class B Voting Stock Trust No. 1 are Mr. Sperling, Ms. Bishop and Ms. Shupp, each of whom disclaims beneficial ownership of the shares held by the trusts.
(3) Includes the following:

•	800,000 shares of Class A Common Stock held by the John Sperling 1994 Irrevocable Trust, of which Mr. Sperling is the sole trustee;

•	946,036 shares held by Aurora Foundation, a tax-exempt organization of which Peter Sperling is the investment trustee;

•	100,000 shares held by the San Roque Charitable Trust, of which Mr. Sperling’s wife is the sole trustee with voting and investment control;

•
232,067 shares of Class A Common Stock that the Peter Sperling Voting Stock Trust, of which Mr. Sperling is the sole trustee, has the right to acquire at any time, subject to certain limitations under the shareholder agreement as amended, upon conversion of its Class B Common Stock; and

•	1 share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock.
(4) Includes 232,067 shares of Class B Common Stock held by the revocable Peter Sperling Voting Stock Trust.
(5) Includes 129,115 shares of our Class A Common Stock held by the Martin Family Trust, of which Mr. Martin is a co-trustee.
(6) Represents 243,081 shares of Class A Common Stock that the Apollo Class B Voting Stock Trust No. 1 has the right to acquire at any time, subject to certain limitations under the shareholder agreement as amended, upon conversion of its Class B Common Stock.
(7) Includes 10,000 shares of our Class A Common Stock held by the D’Amico Gift Trust, of which Mr. D’Amico’s wife is the sole trustee.
(8) Includes 45,448 shares of our Class A Common Stock held by the TTEES Bishop Family Trust, of which Ms. Bishop is a co-trustee.
(9) Includes 5 shares of our Class A Common Stock held jointly in a custodial account by Dr. Kirschner with another person.

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EQUITY COMPENSATION PLAN INFORMATION
The following details our equity compensation plan information as of August 31, 2016:

Plan Category	A. Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	B. Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	C. Number of Shares Remaining Available for Future Issuance (excluding Securities Reflected in Column A) (#)
Equity compensation plans approved by shareholders(2)	7,367,392(3)	21.81	7,584,039(4)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	7,367,392	21.81	7,584,039
(1) The weighted average exercise price is calculated based solely on the exercise price of outstanding stock options and does not reflect the shares of our stock that will be issued upon the vesting of outstanding RSUs and PSUs, which have no exercise price.
(2) Consists of our 2000 Stock Plan and our Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).
(3) Includes 3,085,706 shares of stock subject to outstanding stock options, 3,365,750 shares of stock subject to outstanding RSUs and 915,936 shares of stock subject to outstanding PSUs (at maximum level of attainment) that would entitle each holder to the issuance of one or more shares of stock for each unit that vests over the holder’s period of continued employment with the Company. There are no outstanding purchase rights under the Purchase Plan.
(4) Includes 3,810,953 shares of stock available for issuance under the 2000 Stock Plan and 3,773,086 shares of stock reserved for issuance under the Purchase Plan. Shares of stock available for issuance under the 2000 Stock Plan can be granted pursuant to non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, PSUs and other stock-based awards to officers, certain employees and the non-employee directors.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports regarding their initial ownership and changes in their beneficial ownership of our securities. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we believe that, during the fiscal year ended August 31, 2016, our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock complied with the filing requirements of Section 16(a), with the exception of Mr. Sperling’s October 23, 2015 sale of shares, which was reported late on his form 4 filed on October 28, 2015.

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